                                                                     EXHIBIT 4.6





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                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF AUGUST 14, 2000

                                      AMONG

                          NORTEL NETWORKS CORPORATION,

                       NNC RUSSIAN ACQUISITION CORPORATION

                                       AND

                                 SONOMA SYSTEMS


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



                                TABLE OF CONTENTS
                                                                                       Page


ARTICLE 1  DEFINED TERMS................................................................ 2

ARTICLE 2  THE MERGER...................................................................15

            Section 2.1.  The Merger....................................................15
            Section 2.2.  Closing of the Merger.........................................15
            Section 2.3.  Actions at the Closing........................................15
            Section 2.4.  Additional Action.............................................15
            Section 2.5.  Conversion of Securities......................................16
            Section 2.6.  Options.......................................................19
            Section 2.7.  Restricted Shares.............................................21
            Section 2.8.  Escrow........................................................21
            Section 2.9.  Exchange of Certificates......................................22
            Section 2.10. Directors.....................................................24
            Section 2.11. Officers......................................................24
            Section 2.12. Certificate of Incorporation and Bylaws.......................25
            Section 2.13. Dissenters' Rights............................................25
            Section 2.14. Appointment of Representative.................................25
            Section 2.15. Tax Consequences of the Merger................................26

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................26

            Section 3.1.  Organization and Qualification; Subsidiaries; Investments.....26
            Section 3.2.  Capitalization of the Company.................................27
            Section 3.3.  Authority Relative to this Agreement; Recommendation..........28
            Section 3.4.  Financial Statements..........................................28
            Section 3.5.  Information Supplied..........................................29
            Section 3.6.  Consents and Approvals; No Violations.........................29
            Section 3.7.  No Default....................................................30
            Section 3.8.  No Undisclosed Liabilities; Absence of Changes................30
            Section 3.9.  Litigation....................................................30
            Section 3.10. Assets........................................................31
            Section 3.11. Contracts.....................................................31
            Section 3.12. Compliance with Applicable Law................................32
            Section 3.13. Employee Benefits.............................................32
            Section 3.14. Labor and Employment Matters..................................34
            Section 3.15. Environmental Laws and Regulations............................35
            Section 3.16. Taxes.........................................................36
            Section 3.17. Intellectual Property.........................................37
            Section 3.18. Insurance.....................................................47
            Section 3.19. Certain Business Practices....................................47
            Section 3.20. Books and Records.............................................47
            Section 3.21. Suppliers and Customers.......................................48
            Section 3.22. [Reserved]....................................................48
            Section 3.23. Tax Treatment.................................................48
            Section 3.24. Representations and Disclosure Complete.......................48

                                TABLE OF CONTENTS

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF PARENT......................................48
            Section 4.1.  Organization...................................................48
            Section 4.2.  Capitalization of Parent and its Subsidiaries..................49
            Section 4.3.  Authority Relative to this Agreement...........................49
            Section 4.4.  SEC Reports; Financial Statements..............................49
            Section 4.5.  Information Supplied...........................................50
            Section 4.6.  Consents and Approvals; No Violations..........................50
            Section 4.7.  Tax Treatment..................................................51
            Section 4.8.  No Prior Activities............................................51
            Section 4.9.  Absence of Changes or Events...................................51
ARTICLE 5  COVENANTS.....................................................................51
            Section 5.1.  Conduct of Business of the Company.............................51
            Section 5.2.  Qualification of Shares Issuable in the Merger.................54
            Section 5.3.  No Solicitation or Negotiation.................................55
            Section 5.4.  Meeting of Stockholders........................................56
            Section 5.5.  Stock Exchange Listings........................................56
            Section 5.6.  Access to Information..........................................56
            Section 5.7.  Certain Filings; Reasonable Efforts............................57
            Section 5.8.  Public Announcements...........................................58
            Section 5.9.  Notification of Certain Matters................................58
            Section 5.10. Affiliates; Tax-Free Reorganization; Restructuring.............58
            Section 5.11. Additions to and Modification of Company Disclosure Schedule...59
            Section 5.12. Access to Company Employees....................................60
            Section 5.13. Company Compensation and Benefit Plans.........................60
            Section 5.14. Non-Competition and Non-Solicitation Agreements................60
            Section 5.15. Voting Agreement...............................................60
            Section 5.16  Recomputation..................................................60
            Section 5.17. Termination of Certain Agreements..............................61
            Section 5.18. Exercise of Warrants...........................................61
            Section 5.19  Indemnification Agreements.....................................61
            Section 5.20. Employee Benefit Plans and Benefit Arrangements................61
            Section 5.21  Amendment of Terms of Series A Preferred Shares................61

ARTICLE 6  CONDITIONS TO CONSUMMATION OF THE MERGER......................................61
            Section 6.1.  Conditions to Each Party's Obligations to Effect the Merger....61
            Section 6.2.  Conditions to the Obligations of the Company...................62
            Section 6.3.  Conditions to the Obligations of Parent and Acquisition........63
            Section 6.4.  Proceedings and Documents......................................64

ARTICLE 7  TERMINATION; AMENDMENT; WAIVER................................................65
            Section 7.1.  Termination....................................................65
            Section 7.2.  Effect of Termination..........................................66
            Section 7.3.  Fees and Expenses..............................................66
            Section 7.4.  Amendment......................................................66
            Section 7.5.  Extension; Waiver..............................................66

ARTICLE 8  INDEMNIFICATION...............................................................67
            Section 8.1.  Indemnification by the Stockholders............................67

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                                TABLE OF CONTENTS

ARTICLE 9  MISCELLANEOUS.................................................................67
            Section 9.1.  Survival of Representations and Warranties.....................67
            Section 9.2.  Entire Agreement; Assignment...................................67
            Section 9.3.  Validity.......................................................67
            Section 9.4.  Notices........................................................68
            Section 9.5.  Governing Law and Venue; Waiver of Jury Trial..................69
            Section 9.6.  Descriptive Headings...........................................70
            Section 9.7.  Parties in Interest............................................70
            Section 9.8.  Participation in Drafting......................................70
            Section 9.9.  Specific Performance...........................................70
            Section 9.10. Incorporation of Exhibits and Schedules........................70
            Section 9.11. Counterparts...................................................71
            Section 9.12. Exception with Respect to Certain Knowledge and
                          Materiality Qualifiers.........................................71
            Section 9.13. Dollar Amounts.................................................71

                                TABLE OF EXHIBITS


Exhibit A.............Form of Irrevocable Proxy, Waiver and Voting Agreement
Exhibit B-1...........Form of Agreement of Merger (California)
Exhibit B-2...........Form of Certificate of Merger (Delaware)
Exhibit C.............Form of Escrow and Indemnification Agreement
Exhibit D.............Form of Affiliate Letter
Exhibit E.............Form of Key Employee Agreement
Exhibit F.............Form of Employee Stockholder Agreement
Exhibit G.............Matters to be Covered by Opinion of Legal Counsel to Parent and Acquisition
Exhibit H.............Matters to be Covered by Opinion of Legal Counsel to the Company
Exhibit I.............Earnout Payments
Exhibit J.............Supplemental Employee Agreement
Exhibit K.............Supplemental Employee Non-Solicitation Agreement

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                                TABLE OF CONTENTS
                                       TO
                           COMPANY DISCLOSURE SCHEDULE

  [THE COMPANY AGREES TO FURNISH SUPPLEMENTALLY TO THE SECURITIES AND EXCHANGE COMMISSION COPIES OF ANY OF THE FOLLOWING OMITTED SCHEDULES UPON REQUEST OF THE
                                  COMMISSION]


Section 3.1........................................Organization and Qualification; Subsidiaries; Investments
Section 3.2........................................Capitalization
Section 3.4........................................Financial Statements
Section 3.6........................................Consents and Approvals; No Violations
Section 3.7........................................No Default
Section 3.8........................................No Undisclosed Liabilities; Absence of Changes
Section 3.9........................................Litigation
Section 3.10.......................................Assets
Section 3.11.......................................Contracts
Section 3.12.......................................Compliance with Applicable Law
Section 3.13.......................................Employee Benefits
Section 3.14.......................................Labor and Employment Matters
Section 3.15.......................................Environmental Matters
Section 3.16.......................................Taxes
Section 3.17.......................................Intellectual Property
Section 3.20.......................................Books and Records
Section 5.1........................................Conduct of Business of the Company
Section 5.7........................................Certain Filings; Reasonable Efforts
Section 5.10.......................................Affiliates; Tax Free Reorganization
Section 5.14.......................................Non-Competition and Non-Solicitation
Section 5.17.......................................Termination of Agreements

                          AGREEMENT AND PLAN OF MERGER

               THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of August 14, 2000, is among Sonoma Systems, a California corporation (the "COMPANY"), NNC Russian Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("ACQUISITION"), and Nortel Networks Corporation, a Canadian corporation ("PARENT"). Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in Article 1 of this Agreement.

               WHEREAS, the Boards of Directors of the Company, Parent and Acquisition have each (i) determined that the Merger is advisable, fair and in the best interests of their respective stockholders and (ii) approved the Merger upon the terms and subject to the conditions set forth in this Agreement;

               WHEREAS, it is a condition to Parent's and Acquisition's obligations under this Agreement that certain officers and employees of the Company enter into non-competition agreements, effective upon the consummation of the Merger, as an inducement to Parent to enter into this Agreement;

               WHEREAS, it is a condition to Parent's and Acquisition's obligations under this Agreement that the Stockholders, Optionholders and Warrantholders of the Company agree to the creation of the Escrow Fund and to the execution and delivery of the Escrow Agreement on their behalf by the Representative (as such terms are defined herein);

               WHEREAS, certain Stockholders of the Company have agreed to vote their shares in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby pursuant to the Irrevocable Proxy, Waiver and Voting Agreement attached as Exhibit A;

               WHEREAS, for U.S. Federal income tax purposes it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

               WHEREAS, for purposes of the Ontario Securities Act and the rules and regulations thereunder, it is intended that the securities issued in connection with the Merger qualify for the exemption provided in Section 2.8 of Ontario Securities Commission Rule 45-501;

               NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Parent hereby agree as follows:

                                    ARTICLE 1

                                  DEFINED TERMS

        (a) For the purposes of this Agreement, the following terms shall have the following meanings:

               "AFFILIATE" means (except as otherwise provided in Section 5.15) a person that, directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, the first-mentioned person. Control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

               "AGREEMENT OF MERGER" means the agreement of merger and accompanying certificates prepared and executed in accordance with the relevant provisions of the CCC substantially in the form attached as Exhibit B-1.

               "APPLICABLE LAW" means, with respect to any person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Entity existing as of the date hereof or as of the Effective Time applicable to such person or any of its respective properties, assets, officers, directors, employees, consultants or agents.

               "AVERAGE STOCK PRICE AT THE DISTRIBUTION DATE" shall mean the average of the closing (4:00 p.m., eastern time) sale prices of Parent Common Stock on the New York Stock Exchange Composite Tape for each of the twenty (20) trading days immediately preceding the second trading day prior to the applicable Distribution Date, as reported by Bloomberg.

               "AVERAGE STOCK PRICE AT SIGNING" means $78.13125, which is the average of the closing (4:00 p.m., eastern time) sale prices of Parent Common Stock on the New York Stock Exchange Composite Tape, for each of the 20 trading days ending on the second trading day immediately preceding the date of this Agreement, as reported by Bloomberg.

               "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" or similar terms with respect to any securities shall mean a person's having ownership, control or power to direct the voting with respect to, or otherwise legally act with respect to, such securities as contemplated hereby, including pursuant to an agreement, arrangement or understanding, whether or not in writing. Securities Beneficially Owned by a person shall include securities Beneficially Owned by all other persons with whom the person would constitute a "group" as within the meaning of Section 13(d)(3) of the Exchange Act.

               "BENEFIT ARRANGEMENT" means any benefit or compensation arrangement that is not an Employee Benefit Plan, including, (i) each arrangement providing for insurance coverage or worker's compensation benefits,
(ii) each incentive bonus, deferred bonus or retention bonus arrangement, (iii) each equity compensation plan, (iv) each deferred compensation plan and (v) each compensation or perquisite policy and practice maintained by the Company or any ERISA Affiliate of the Company covering employees, former employees, directors and former directors of the Company and the beneficiaries of any of them.

               "BENEFIT PLAN" means an Employee Benefit Plan or Benefit Arrangement.

               "BLOOMBERG" means Bloomberg Professional Services provided by Bloomberg L.P.

               "BUSINESS DAY" means any day other than a day on which the New York Stock Exchange is closed.

               "CAPITAL STOCK" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof.

               "CCC" means the California Corporations Code.

               "CERTIFICATE OF MERGER" means a certificate of merger prepared and executed in accordance with the relevant provisions of the DGCL substantially in the form attached as Exhibit B-2.

               "CLOSING" shall mean the consummation of the Merger and related transactions at the Effective Time.

               "CLOSING CONVERSION RATIOS" means the Series A Preferred Share Closing Conversion Ratio, the Series B Preferred Share Closing Conversion Ratio, the Series C Preferred Share Closing Conversion Ratio, the Series D Preferred Share Closing Conversion Ratio, the Series E Preferred Share Closing Conversion Ratio and the Common Stock Closing Conversion Ratio.

               "CLOSING DATE" shall mean the date of the Effective Time.

               "CLOSING DOLLAR AMOUNT" means $490,000,000 plus an amount, if any, equal to (A) the sum of the outstanding Reserved Options at Closing multiplied by the Common Stock Closing Conversion Ratio, multiplied by (B) the Average Stock Price at Signing.

               "CLOSING MERGER CONSIDERATION" means the number of shares of Parent Common Stock equal to the quotient of the Closing Dollar Amount divided by the Average Stock Price at Signing.

               "COMMON SHARES" means all shares of the Common Stock issued and outstanding immediately prior to the Effective Time, including shares of Common Stock issuable upon exercise of Options, Warrants and Nortel Warrants outstanding on the Closing Date whether or not vested.

               "COMMON SHARES SUBJECT TO OPTIONS" means the Common Stock subject to Options that are assumed by Parent pursuant to Section 2.6(a).

               "COMMON SHARES SUBJECT TO WARRANTS" means the Common Stock subject to Warrants that are assumed by Parent pursuant to Section 2.5(e) or the Parent Common Stock into which the Series E Preferred Shares subject to Warrants would have been converted at the Closing if exercised at the Closing.

               "COMMON STOCK" means the shares of common stock, par value $0.01 per share, of the Company.

               "COMMON STOCK CLOSING CONVERSION RATIO" means the number generated by the following formula, rounded to the nearest fourth decimal place:

                                                                        B }
                                        {[Closing Dollar Amount - (A)]x - }
                                                                        C }
Common Stock Closing Conversion Ratio = ------------------------------------
                                                       D x B


                 Where: A = the sum of the Series A Liquidation Payment, Series B Liquidation Payment, Series C Liquidation Payment, Series D Liquidation Payment, and Series E Liquidation Payment

                            B = number of Common Shares

                            C = number of Fully Diluted Shares

                            D = Average Stock Price at Signing

               "COMPANY BOARD" means the Board of Directors of the Company.

               "COMPANY PLANS" means the 1996 Stock Option Plan of the Company, as amended, and the 1999 Stock Option Plan of the Company, as amended.

               "CONTINGENT CONVERSION RATIO" shall mean the quotient of (a) Contingent Merger Consideration divided by (b) the aggregate number of Fully Diluted Shares less any Common Shares subject to Reserved Options immediately prior to the Effective Time. For purposes of the calculation of the number of Preferred Shares and Common Shares outstanding, Nortel Networks shall be deemed to have exercised, immediately prior to the Effective Time, the Nortel Warrants covering an aggregate of 2,383,861 shares of capital stock of the Company, notwithstanding the fact that the Nortel Warrants will not be exercised, but will remain outstanding at the Effective Time.

               "CONTINGENT MERGER CONSIDERATION" shall mean, as to any Earnout Payment, the number of shares of Parent Common Stock equal to the quotient of the applicable Earnout Payment Amount divided by the Average Stock Price at Signing, provided, however, that (a) if the Average Stock Price at the applicable Distribution Date is more than 120% of the Average Stock Price at Signing then "Contingent Merger Consideration" shall mean the number of shares of Parent Common Stock equal to the quotient of (i) 120% of the applicable Earnout Payment Amount divided by (ii) the Average Stock Price at such Distribution Date and (b) if the Average Stock Price at the applicable Distribution Date is less than 80% of the Average Stock Price at Signing then "Contingent Merger Consideration" shall mean the number of shares of Parent Common Stock equal to the quotient of (y) 80% of the applicable Earnout Payment Amount divided by (z) the Average Stock Price at such Distribution Date.

               "COPYRIGHTS" has the meaning set forth in subsection (iii) of the definition of Intellectual Property Rights.

               "DGCL" means the Delaware General Corporation Law.

               "DISTRIBUTION DATE" shall mean the date or dates, if any, which are ten (10) business days after the reasonable determination by Parent that each of the respective Milestones are satisfied.

               "EARNOUT PAYMENT AMOUNT" shall mean an aggregate of sixty million dollars ($60,000,000) divided into two payments of up to thirty million dollars ($30,000,000) each, payable in the amounts and upon timely satisfaction of the Milestones set forth in Exhibit I hereto.

               "EFFECTIVE TIME" means the later of (i) the time at which the Company files the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to Section 252 of the DGCL or (ii) the time at which the Company and Acquisition shall file the Agreement of Merger with the California Secretary of State pursuant to Section 1103 of the CCC.

               "EMPLOYEE BENEFIT PLAN" means any employee benefit plan, as defined in Section 3(3) of ERISA, that is sponsored or contributed to by the Company or any ERISA Affiliate of the Company covering employees or former employees of the Company.

               "ENVIRONMENTAL LAWS" means any applicable federal, state, local or foreign law, statute, treaty, ordinance, rule, regulation, policy, permit, consent, approval, license, judgment, order, decree or injunction relating to:
(i) Releases (as defined in 42 U.S.C. sec. 9601(22)) or threatened Releases of Hazardous Material into the environment; (ii) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material; (iii) the health or safety of employees in the workplace;
(iv) protecting or restoring natural resources; or (v) the environment.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "ERISA AFFILIATE" means any company which is treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code and Section 4001 of ERISA.

               "ESCROW AGENT" means U.S. Bank Trust National Association, or any other escrow agent mutually acceptable to Parent and the Company.

               "ESCROW AGREEMENT" means the Escrow and Indemnification Agreement, dated the Closing Date, in substantially the form attached as Exhibit C, among the Escrow Agent, Parent, Acquisition, the Representative, the Stockholders and the Optionholders.

               "ESCROW FUND" has the meaning ascribed to such term in Section
2.3 of the Escrow Agreement.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               "EXCHANGE AGENT" means Montreal Trust Company of Canada.

               "FULLY DILUTED SHARES" means the aggregate number of Common Shares, shares of Common Stock issuable upon conversion of the Preferred Shares immediately prior to the Effective Time, Common Shares Subject to Options and Common Shares Subject to Warrants. For purposes of the calculation of the number of Preferred Shares and Common Shares outstanding (i) Nortel Networks shall be deemed to have exercised, immediately prior to the Effective Time, the Nortel Warrants covering an aggregate of 2,383,861 shares (reflecting a net exercise) of capital stock of the Company, notwithstanding the fact that the Nortel Warrants will not be exercised, but will remain outstanding following the Effective Time and (ii) all Warrants shall be deemed to have been exercised on a net exercise basis as of the Effective Time.

               "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               "HAZARDOUS MATERIAL" means: (i) hazardous substances (as defined in 42 U.S.C. sec. 9601(14)), including "hazardous waste" as defined in 42 U.S.C. sec. 6903; (ii) petroleum, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas and any mixtures thereof; (iv) asbestos and asbestos containing materials; (v) PCBs or materials containing PCBs; (vi) any material regulated as a medical waste; (vii) lead containing paint; (viii) radioactive materials; and (ix) "Hazardous Substance" or "Hazardous Material" as those terms are defined in any indemnification provision in any contract, lease, or agreement to which the Company is a party.

               "INCLUDE" or "INCLUDING" means "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

               "INTELLECTUAL PROPERTY ASSETS" means all Intellectual Property Rights owned or licensed by the Company or its subsidiaries or used or exercised in or necessary to the conduct of the business of the Company and its subsidiaries.

               "INTELLECTUAL PROPERTY RIGHTS" means all intellectual property rights arising from or associated with the following, whether protected, created or arising under the laws of the United States or any other jurisdiction:

               (i) trade names, registered and unregistered trademarks and service marks, Internet domain names, and trade dress rights, and all applications (including intent to use applications) to register any of the foregoing (collectively, "MARKS");

               (ii) patents or models, industrial designs and all applications and applications to register any of the foregoing, including any and all continuation, divisional, continuation-in-part, reexamination and reissue patent applications, and any patents issuing therefrom (collectively, "PATENTS");

               (iii) copyrights and all registrations and applications therefor (collectively, "COPYRIGHTS");

               (iv) know-how, inventions, discoveries, improvements, concepts, ideas, methods, processes, designs, plans, schematics, drawings, formulae, technical data, specifications, research and development information, data bases and other proprietary or confidential information, including customer lists, technology and product roadmaps, business and marketing plans and information, financial information (collectively, "TRADE SECRETS"); and

               (v) mask work rights, moral rights, publicity rights and any other proprietary, intellectual or industrial property or similar intangible rights of any kind or nature that do not comprise or are not protected by Marks, Patents, Copyrights or Trade Secrets (collectively, "OTHER IP").

               "KNOWLEDGE" or "KNOWN" means, with respect to any fact, circumstance, event or other matter in question, the knowledge of such fact, circumstance, event or other matter of any executive officer of the Company (as listed in the Company's Registration Statement on Form S-1 on file with the SEC) or executive officer (as listed in the Parent SEC Reports) of Parent, after due inquiry. Any such officer will be deemed to have knowledge of a particular fact, circumstance, event or other matter if (i) such individual has actual knowledge of such fact, circumstance, event or other matter or (ii) such fact, circumstance, event or other matter can be ascertained in one or more documents (including e-mails sent to such individual) in, or that have been in, such individual's files or possession.

               "LIEN" means, with respect to any asset (including any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset; provided, however, that the term "Lien" shall not include: (i) statutory liens for Taxes that are not yet due and payable or are being contested in good faith by appropriate proceedings and are disclosed in
Section 3.16 of the Company Disclosure Schedule or that are otherwise not material; (ii) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements confined to the premises rented; (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under Applicable Laws; (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens; and (v) restrictions on transfer of securities imposed by applicable state and federal securities laws.

               "MATERIAL ADVERSE EFFECT" means any circumstance, change in or effect that is, or is reasonably likely in the future to be, materially adverse to the operations, financial condition, earnings or results of operations, or the business (financial or otherwise) or prospects, of the applicable entity; provided, however, that clauses (i), (ii) and (iii) shall not be deemed, either alone or in combination, to constitute a Material Adverse Effect on the Parent and clause (ii) shall not be deemed to constitute a Material Adverse Effect on the Company: (i) a change in the market price or trading volume of the Parent Common Stock, (ii) conditions affecting the communications equipment industry as a whole or the U.S. economy as a whole, (iii) a failure by Parent to meet any published securities analyst estimates of revenue or earnings for any period for which earnings are released on or after the date of this Agreement and prior to the Effective Date; provided, however, that this paragraph shall not exclude any underlying change, effect, occurrence, state of facts or developments which resulted in such failure to meet such estimates.

               "MILESTONES" means the requirements for payment of the Contingent Merger Consideration as set forth on Exhibit I.

               "NEW OPTIONS" means options to purchase up to [[220,000]] shares of Common Stock that may be issued by the Company in accordance with Section 5.1(b) hereof to persons who are not employed by the Company on the date hereof but are employed by the Company prior to the Effective Time, which have an exercise price equal to the fair market value of the Common Stock at the date of grant and which vest over a four-year period from the date of grant, with no provision for accelerated vesting.

               "NON-DISCLOSURE AGREEMENT" means the Nortel Networks Non-Disclosure Agreement, effective as of July 19, 2000, entered into between the Company and Parent.

               "NORTEL NETWORKS" means Nortel Networks Inc., a Delaware corporation and an indirect subsidiary of Parent.

               "NORTEL WARRANTS" means the warrants to purchase up to 6,000,000 shares of Common Stock held by Nortel Networks.

               "OPTIONHOLDER" means each holder of an Option assumed by Parent in accordance with Section 2.6(a).

               "OPTIONS" means the options to purchase shares of Common Stock under the Company Plans granted to employees or directors of, or consultants or advisors to, the Company pursuant to the terms of the Company Plans that are outstanding immediately prior to the Effective Time (not including any option that terminates as a result of the Merger), including the New Options and the Reserved Options.

               "PARENT" has the meaning set forth in the preamble to this Agreement.

               "PARENT COMMON STOCK" means common shares of Parent.

               "PARENT OPTIONS" means options to purchase Parent Common Stock on and after the Closing Date as a result of the assumption and substitution more particularly described in Section 2.6.

               "PERSON" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity including any Governmental Entity.

               "PREFERRED SHARES" means the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, Series D Preferred Shares and the Series E Preferred Shares issued and outstanding prior to the Effective Time, collectively.

               "REPRESENTATIVE" means, collectively, Gregory W. Koss and Steven Waszak.

               "RESERVED OPTIONS" means options to purchase up to [[1,500,000]] shares of Common Stock that may be issued by the Company to employees with the prior consent of Parent, between the date hereof and the Effective Time, which have an exercise price equal to the fair market value of the Common Stock at the date of grant and which vest over a period from the date of grant approved by Parent, with no provision for accelerated vesting.

               "RESTRICTED PARENT SHARES" means the shares of Parent Common Stock that are subject to repurchase by Parent.

               "RESTRICTED SHARES" means the shares of Common Stock of the Company that are subject to repurchase by the Company.

               "SECURITIES ACT" means the Securities Act of 1933, as amended.

               "SERIES A LIQUIDATION PAYMENT" means $1,000,000, plus unpaid cumulative dividends.

               "SERIES A PREFERRED SHARE CLOSING CONVERSION RATIO" means the Series A Liquidation Payment divided by the product of (a) the Average Price at Signing multiplied by (b) 2,363,636 (the number of Series A Preferred Shares outstanding).

               "SERIES A PREFERRED SHARES" means the shares of Series A Preferred Stock, $0.01 par value per share, of the Company.

               "SERIES B LIQUIDATION PAYMENT" means $1,064,341.24.

               "SERIES B PREFERRED SHARES" means the shares of Series B Convertible Preferred Stock, $0.01 par value per share, of the Company.

               "SERIES B PREFERRED SHARE CLOSING CONVERSION RATIO" means the number generated by the following formula, rounded to the nearest fourth decimal place:


                                                                                      C
                                                      {[Closing Dollar Amount - (A)]x -}+ B
                                                                                      D
Series B Preferred Share Closing Conversion Ratio = ------------------------------------
                                                                   E x F



            Where: A = the sum of the Series A Liquidation Payment, Series B Liquidation Payment, Series C Liquidation Payment, Series D Liquidation Payment, and Series E Liquidation Payment

                       B = Series B Liquidation Payment

                       C = number of Common Shares into which the Series B Preferred Shares outstanding at the Effective Time would be converted if converted at such time

                       D = number of Fully Diluted Shares

                       E = Average Stock Price at Signing

                       F = the number of Series B Preferred Shares outstanding

               "SERIES C LIQUIDATION PAYMENT" means $11,208,362.14.

               "SERIES C PREFERRED SHARES" means the shares of Series C Convertible Preferred Stock, $0.01 par value per share, of the Company.

               "SERIES C PREFERRED SHARE CLOSING CONVERSION RATIO" means the number generated by the following formula, rounded to the nearest fourth decimal place:


                                                                                      C
                                                      {[Closing Dollar Amount - (A)]x - } + B
                                                                                      D
Series C Preferred Share Closing Conversion Ratio = ------------------------------------
                                                                   E x F



                Where: A = the sum of the Series A Liquidation Payment, Series B Liquidation Payment, Series C Liquidation Payment, Series D Liquidation Payment, and Series E Liquidation Payment

                           B = Series C Liquidation Payment

                           C = number of Common Shares into which the Series C Preferred Shares outstanding at the Effective Time would be converted if converted at such time

                           D = number of Fully Diluted Shares

                           E = Average Stock Price at Signing

                           F = the number of Series C Preferred Shares
                               outstanding

               "SERIES D LIQUIDATION PAYMENT" means $13,699,999.95.

               "SERIES D PREFERRED SHARES" means the shares of Series D Convertible Preferred Stock, $0.01 par value per share, of the Company.

               "SERIES D PREFERRED SHARE CLOSING CONVERSION RATIO" means the number generated by the following formula, rounded to the nearest fourth decimal place:


                                                                                      C
                                                      {[Closing Dollar Amount - (A)]x - } + B
                                                                                      D
Series D Preferred Share Closing Conversion Ratio = ------------------------------------
                                                                   E x F

                  Where: A = the sum of the Series A Liquidation Payment, Series B Liquidation Payment, Series C Liquidation Payment, Series D Liquidation Payment, and Series E Liquidation Payment

                             B = Series D Liquidation Payment

                             C = number of Common Shares into which the Series D Preferred Shares outstanding at the Effective Time would be converted if converted at such time

                             D = number of Fully Diluted Shares

                             E = Average Stock Price at Signing

                             F = the number of Series D Preferred Shares
                                 outstanding

               "SERIES E LIQUIDATION PAYMENT" means the product obtained by multiplying (A) $3.64 by (B) the sum of (1) 4,402,442 and (2) the number of Series E Shares issued upon exercise of the Warrant held by Silicon Valley Bank.

               "SERIES E PREFERRED SHARES" means the shares of Series E Convertible Preferred Stock, $0.01 par value per share, of the Company.

               "SERIES E PREFERRED SHARE CLOSING CONVERSION RATIO" means the number generated by the following formula, rounded to the nearest fourth decimal place:


                                                                                      C
                                                      {[Closing Dollar Amount - (A)]x - } + B
                                                                                      D
Series E Preferred Share Closing Conversion Ratio = ------------------------------------
                                                                   E x F


   Where:     A = the sum of the Series A Liquidation Payment,
              Series B Liquidation Payment, Series C Liquidation
              Payment, Series D Liquidation Payment, and Series E
              Liquidation Payment

              B = Series E Liquidation Payment

              C = number of Common Shares into which the Series E Preferred Shares outstanding at the
              Effective Time would be converted if converted at such time

              D = number of Fully Diluted Shares

              E = Average Stock Price at Signing

              F = the number of Series E Preferred Shares outstanding

               "SOFTWARE" means any and all (i) computer programs, including any and all software and firmware implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and (iv) all documentation, including user manuals and training software, relating to any of the foregoing, in each case developed, used or licensed by the Company, or necessary for the conduct of the Company's business, specifically excluding those items prepared for customers in the operation of the Company's business for which the customer contractually has vested title and for which the Company has not received a license to use the same.

               "STOCKHOLDER" means each holder of record of the Company's Common Shares or Preferred Shares immediately prior to the Effective Time. The holder of Series A Preferred Shares is not a Stockholder within the meaning of this definition.

               "STOCK PLANS" means all stock option plans and other stock or equity-related plans of the Company, including the Company Plans.

               "SUBSIDIARY" or "SUBSIDIARIES" of the Company, Parent, Acquisition, the Surviving Corporation or any other person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, Parent, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the Capital Stock the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

               "TAX" or "TAXES" means (i) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs duties or other taxes, fees, assessments or charges of any kind, together with any interest and any penalties, additions to tax or additional amounts with respect thereto; (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law; and (iii) any liability for the payment of amounts described in clause (i) or

(ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person.

               "TAX RETURN" means any return, declaration, report, statement, information statement and other document filed or required to be filed with respect to Taxes.

               "THIRD PARTY" means any Person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent, Acquisition or any Affiliate thereof.

               "THIRD PARTY ACQUISITION" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by a Third Party; (ii) the acquisition by a Third Party of 5% or more of the assets of the Company, other than the sale of its products in the ordinary course of business consistent with past practices; (iii) the acquisition by a Third Party of Beneficial Ownership of 5% or more of the outstanding Preferred Shares or Common Shares; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company of any outstanding Preferred Shares or Common Shares, except from employees pursuant to agreements permitting the Company to do so; or (vi) the acquisition (or any group of acquisitions) by the Company by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business (or businesses) whose annual revenues, net income or assets is equal or greater than 10% of the annual revenues, net income or assets of the Company.

               "WARRANTHOLDER" means each holder of a Warrant assumed by Parent in accordance with Section 2.5(e).

               "WARRANTS" means (i) the warrants to purchase an aggregate of 21,978 shares of Series E Preferred Shares granted to Silicon Valley Bank; (ii) the warrants to purchase an aggregate of 156,984 shares of Common Stock held by TransAmerica Business Credit Corporation and Priority Capital Resources and
(iii) warrants to purchase an aggregate of 200,000 shares of Common Stock held by S-Link Corp.

        (b) In addition, definitions for the following terms can be found in the sections and on the pages indicated below:

                                                      CROSS REFERENCE
TERM                                                    IN AGREEMENT
----                                                    ------------
Acquisition...........................................Preamble
Adjustment Event......................................Section 2.5(h)
Agreement.............................................Preamble
Balance Sheet Date....................................Section 3.4(a)
California Commissioner...............................Section 5.2(a)
Closing...............................................Section 2.2
Closing Date..........................................Section 2.2
Code..................................................Preamble
Company...............................................Preamble


Company Disclosure Schedule...........................Article 3
Company Identified Other IP...........................Section 3.17(a)(vi)
Company Invention Disclosures.........................Section 3.17(a)(iv)
Company IP............................................Section 3.17(b)(i)
Company Marks.........................................Section 3.17(a)(i)
Company Patents.......................................Section 3.17(a)(ii)
Company Permits.......................................Section 3.12
Company Products......................................Section 3.17(i)
Company Registered Copyrights.........................Section 3.17(a)(iii)
Company Securities....................................Section 3.2(c)
Company Software......................................Section 3.17(c)
Company Trade Secrets.................................Section 3.17(a)(iv)
Contaminant...........................................Section 3.17(m)
Contracts.............................................Section 3.11
Copyrights............................................Article 1(a)
COTS Software.........................................Section 3.17(c)
DGCL..................................................Section 2.1
Disabling Code........................................Section 3.17(m)
Dissenting Shares.....................................Section 2.13
Dissenting Stockholder................................Section 2.13
Employee Stockholder Agreement........................Section 5.14
employees.............................................Section 3.14(c)
Employment Agreements.................................Section 3.13(a)
Escrow Fund...........................................Section 2.8(d)
Escrow Option Shares..................................Section 2.8(b)
Escrow Shares.........................................Section 2.8(a)
Escrow Warrant Shares.................................Section 2.8(c)
Exchange Fund.........................................Section 2.9(a)
Exploitation Agreements...............................Section 3.17(g
Fairness Hearing......................................Section 5.2(a)
Financial Statements..................................Section 3.4(a)
Foreign Plans.........................................Section 3.13(d)
independent contractors...............................Section 3.14(c)
Information Statement.................................Section 5.2(a)
Insurance Policies....................................Section 3.18
Key Employee..........................................Section 5.14
Key Employee Agreement................................Section 5.14
Licensed Intellectual Property Rights.................Section 3.17(f)(i)
Licensed Software.....................................Section 3.17(c)
Licensed Software Agreements..........................Section 3.17(f)
Licensed Technology Agreements........................Section 3.17(f)
Marks.................................................Article 1(a)
Material Systems......................................Section 3.17(l)(i)
Meeting...............................................Section 5.4(a)
Merger................................................Section 2.1
Most Recent Balance Sheet.............................Section 3.4(a)
New Certificates......................................Section 2.5(f)
Old Certificates......................................Section 2.5(f)
Other Company Technology..............................Section 3.17(g)
Other IP..............................................Article 1(a)
Other Licensed Technology.............................Section 3.17(f)


Owned IP..............................................Section 3.17(b)(i)
Owned Software........................................Section 3.17(c)
Parent................................................Preamble
Parent SEC Reports....................................Section 4.4
Patents...............................................Article 1(a)
Registration Statement................................Section 5.2(b)
Repurchased Shares....................................Section 2.7(c)
Series 1 Preferred Stock..............................Section 2.5(e)
Series A Amendment....................................Section 5.21
Supplemental Employee Agreement.......................Section 5.14
Supplemental Employee Non-Solicitation Agreement......Section 5.14
Surviving Corporation.................................Section 2.1
Trade Secrets.........................................Article 1(a)
Year 2000 Compliant...................................Section 3.17(l)(i)

                                    ARTICLE 2

                                   THE MERGER

               Section 2.1. The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL and the CCC, Acquisition shall be merged with and into the Company (the "MERGER"). Following the Merger, the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and the separate corporate existence of Acquisition shall cease.

               Section 2.2. Closing of the Merger. The closing of the Merger (the "CLOSING") will take place at 9:00 a.m. Eastern Standard Time on the second business day after satisfaction (or waiver) of the conditions set forth in
Article 6 (the "CLOSING DATE"), at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071, unless another time, date or place is agreed to by the parties hereto.

               Section 2.3. Actions at the Closing. At the Closing: (i) the Company shall deliver to Parent and Acquisition the various certificates, instruments and documents referred to in Section 6.3; (ii) Parent and Acquisition shall deliver to the Company the various certificates, instruments and documents referred to in Section 6.2; (iii) the Company and Acquisition shall file the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to Section 252 of the DGCL, and the Company and Acquisition shall file the Agreement of Merger with the California Secretary of State pursuant to Section 1103 of the CCC; (iv) Parent, the Representative, all the Stockholders (other than any Stockholders which have perfected dissenters' rights under Chapter 13 of the CCC) and all Optionholders shall execute and deliver the Escrow Agreement or otherwise become bound thereby to the reasonable satisfaction of Parent; and (vi) Parent shall deposit certificates representing the appropriate number of shares of Parent Common Stock with the Escrow Agent in accordance with Section 2.8.

               Section 2.4. Additional Action. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or Acquisition, in order to consummate the transactions contemplated by this Agreement.

               Section 2.5.  Conversion of Securities.

               (a) At the Effective Time, by virtue of the Merger and without any action on the part of any person or the holder of any Preferred Share or Common Share: (i) each Series A Preferred Share issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive the number of fully paid and nonassessable shares of Parent Common Stock equal to the Series A Preferred Share Closing Conversion Ratio;
(ii) each Series B Preferred Share issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive the number of fully paid and nonassessable shares of Parent Common Stock equal to the Series B Preferred Share Closing Conversion Ratio; (iii) each Series C Preferred Share issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive the number of fully paid and nonassessable shares of Parent Common Stock equal to the Series C Preferred Share Closing Conversion Ratio; (iv) each Series D Preferred Share issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive the number of fully paid and nonassessable shares of Parent Common Stock equal to the Series D Preferred Share Closing Conversion Ratio; (v) each Series E Preferred Share issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive the number of fully paid and nonassessable shares of Parent Common Stock equal to the Series E Preferred Share Closing Conversion Ratio and (vi) each Common Share issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive the number of fully paid and nonassessable shares of Parent Common Stock equal to the Common Stock Closing Conversion Ratio.

               (b) At the applicable Distribution Date, by virtue of the Merger and without any action on the part of any person or the holder of any Preferred Share, Common Share or Option assumed by Parent pursuant to Section 2.6(a) or Warrant assumed by Parent, but subject to the provisions of Section
2.6 with respect to Options, Section 2.7 with respect to Restricted Shares and
Section 2.5(e) with respect to Warrants, if Contingent Merger Consideration is earned based on the achievement of a Milestone with respect to such Distribution
Date:

                      (i) each holder of a Preferred Share (except for Series A Preferred Shares) issued and outstanding immediately prior to the Effective Time shall be entitled to receive a number of fully paid and nonassessable shares of Parent Common Stock equal to the Contingent Conversion Ratio applicable to such Preferred Share for the applicable Earnout Payment;

                      (ii) each holder of a Common Share issued and outstanding immediately prior to the Effective Time shall be entitled to receive the number of fully paid and nonassessable shares of Parent Common Stock equal to the Contingent

        Conversion Ratio applicable to the Common Shares for the applicable Earnout Payment;

                      (iii) each holder of an Option assumed by Parent, upon payment of the applicable Option exercise price in accordance with the terms of such Option, will be entitled to receive the number of fully paid and nonassessable shares of Parent Common Stock equal to the Contingent Conversion Ratio applicable to the Common Shares issued pursuant to the exercise of such Option for the applicable Earnout Payment; and

                      (iv) each holder of a Warrant assumed by Parent, upon payment of the applicable Warrant exercise price in accordance with the terms of such Warrant, will be entitled to receive the number of fully paid and nonassessable shares of Parent Common Stock equal to the Contingent Conversion Ratio applicable to the Common Shares issued pursuant to the exercise of such Warrant for the applicable Earnout Payment.

               (c) Any disagreement that arises as to whether a Milestone has been achieved shall be settled in accordance with the provisions set forth in
Exhibit I.

               (d) Each Preferred Share or Common Share, if any, held in the Company's treasury immediately prior to the Effective Time shall not be deemed to be outstanding and automatically shall be canceled and retired at the Effective Time without payment of any consideration therefor.

               (e) The Warrants that are not exercised on or before the Effective Time shall be assumed by Parent and will represent the right to acquire an aggregate number of shares of Parent Common Stock (rounded down to the greatest number of whole shares of Parent Common Stock) that is equal to the product of (i) the number of Common Shares subject to such Warrant immediately prior to the Effective Time multiplied by (ii) the applicable Closing Conversion Ratio. In addition, upon exercise of a Warrant the holder shall, for no additional consideration, be entitled to receive the Contingent Merger Consideration applicable to the shares issuable upon exercise of such Warrant. The per share exercise price of shares of Parent Common Stock issuable upon exercise of such Warrants shall be equal to the quotient determined by dividing the exercise price per Common Share at which such Warrants was exercisable immediately prior to the Effective Time by the applicable Closing Conversion Ratio, rounded up to the nearest whole cent. Parent is not assuming the Nortel Warrants, and the Nortel Warrants will remain outstanding after the Effective Date. Parent shall not be obligated to register shares of Parent Common Stock issuable upon exercise of any Assumed Warrants. Certificates representing the portion of Closing Merger Consideration attributable to Warrants shall not be delivered to the respective holders, but shall be held by or on behalf of Parent until such time as a Warrant is exercised and, subject to Section 2.8(c), delivered to the holder promptly, provided that Parent shall use commercially reasonable efforts to deliver such certificates within 10 business days of exercise of such Warrants. If any Warrant expires unexercised, the holder of such Warrant will not be entitled to receive any portion of either of the Closing Merger Consideration or Contingent Merger Consideration payable with respect to such unexercised Warrant, and the portion of the Closing Merger Consideration and Contingent Merger Consideration related to such unexercised Warrant will be forfeited and the Closing Merger Consideration and Contingent Merger Consideration will be reduced by the amount of such forfeiture.

               (f) Each Stockholder shall be entitled to receive, at such time as the Stockholder delivers the certificate(s) representing his, her or its Preferred Shares or Common Shares ("OLD CERTIFICATES"), certificates representing the shares of Parent Common Stock issuable to the Stockholder in the Merger pursuant to Section 2.5(a) ("NEW CERTIFICATES"), less the Escrow Shares deposited in escrow pursuant to Section 2.8 with respect to his, her or its Preferred Shares or Common Shares.

               (e) At the Effective Time, each share of common stock of Acquisition outstanding immediately prior to the Effective Time shall be converted into one newly issued, fully-paid and non-assessable share of Series 1 Preferred Stock of the Surviving Corporation (the "SERIES 1 PREFERRED STOCK") pursuant to a certificate of designations proposed by Parent and approved by the Company, such approval not to be unreasonably withheld or delayed.

               (f) At the Effective Time, and at each applicable Distribution Date in consideration of the issuance by Parent of the Parent Common Stock to the holders of Preferred Shares and Common Shares in accordance with Section 2.5(a), the Surviving Corporation shall issue to Parent a number of shares of newly issued, fully-paid and non-assessable Common Shares of the Surviving Corporation, which number shall be equal to the number of Preferred Shares and Common Shares outstanding immediately prior to the Effective Time and any shares of Parent Common Stock issuable upon payment of the Contingent Merger Consideration, respectively.

               (g) Parent and the Company acknowledge that the price of the Parent Common Stock may fluctuate significantly. The potential risk of increases or decreases in the price of Parent Common Stock has been taken into account in connection with the negotiation of the Closing Conversion Ratios and the Contingent Conversion Ratio.

               (h) If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into or exchanged for a different number of shares or kind of shares and/or other securities of Parent or another corporation or entity by reason of any reclassification, split-up, stock dividend or stock combination or any arrangement, amalgamation or similar statutory procedure (an "ADJUSTMENT EVENT"), then the Closing Conversion Ratios and the Contingent Conversion Ratios shall be appropriately adjusted so that each holder of Old Certificates shall be entitled to receive at the Effective Time, in lieu of the Closing Merger Consideration provided for in Section 2.5 hereof, such number and kind of shares and/or other securities as such holder would have received if the record date and payment date for such Adjustment Event had been immediately after the Effective Time. If an Adjustment Event occurs between the Effective

Time and an applicable Distribution Date, the Contingent Merger Consideration shall be appropriately adjusted.

               Section 2.6. Options.

               (a) At the Effective Time, Parent will assume each outstanding Option and will substitute, for the right to acquire Common Shares, the right to acquire, on the same terms and conditions (including vesting requirements, adjusted for any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares, plan of arrangement or similar transaction following the Effective Time) as were applicable under such Option immediately prior to the Effective Time, an aggregate number of shares of Parent Common Stock (rounded down to the greatest number of whole shares of Parent Common Stock) that is equal to the product of (i) the number of Common Shares subject to such Option immediately prior to the Effective Time multiplied by (ii) the Common Stock Closing Conversion Ratio. In addition, upon exercise of an Option the holder shall, for no additional consideration, be entitled to receive the Contingent Merger Consideration applicable to the shares issuable upon exercise of such Options. The per share exercise price of shares of Parent Common Stock issuable upon exercise of such Options shall be equal to the quotient determined by dividing the exercise price per Common Share at which such Option was exercisable immediately prior to the Effective Time by the Common Stock Closing Conversion Ratio, rounded up to the nearest whole cent.

               (b) Certificates representing the portion of Closing Merger Consideration attributable to Options shall not be delivered to the respective holders, but shall be held by or on behalf of Parent until such time as an Option is exercised and, subject to Section 2.8(b), delivered to the holder promptly, provided that Parent shall use commercially reasonable efforts to deliver such certificates within 10 business days of exercise of such Options. If any Option expires unexercised, the holder of such Option will not be entitled to receive any portion of the Closing Merger Consideration payable with respect to such unexercised Option, and the portion of the Closing Merger Consideration related to such unexercised Option will be forfeited and the Closing Merger Consideration will be reduced by the amount of such forfeiture. In the event that a holder of an Option ceases to be employed by the Surviving Corporation or an Affiliate prior to the vesting of his or her Options, the portion of the Closing Merger Consideration related to such terminated Options will be forfeited and the Closing Merger Consideration will be reduced by the amount of such forfeiture.

               (c) Parent shall give each holder of an Option written notice that an applicable Distribution Date shall occur at least five business days prior to the date of each occurrence. In the event that a holder of an Option has not exercised that Option prior to an applicable Distribution Date, certificates representing the portion of the Earnout Payment payable on such applicable Distribution Date and attributable to such unexercised Option shall not be delivered to the respective holder, but shall be held by or on behalf of Parent until such time as the Option is exercised and then distributed promptly, provided that Parent shall use commercially reasonable efforts to distribute such amount within 10 business days thereafter. If any Option expires unexercised, the holder of such Option will not be entitled to receive any portion of the Earnout Payment payable with respect to such unexercised Option, and the portion of any Earnout Payment related to such unexercised Option will be forfeited and the Earnout Payment(s) will be reduced by the amount of such forfeiture. In the event that a holder of an Option ceases to be employed by the Surviving Corporation or an Affiliate prior to the vesting of his or her Options, the portion of any Earnout Payment related to such terminated Options will be forfeited and the Earnout Payment(s) will be reduced by the amount of such forfeiture.

               (d) Within 20 business days following the Closing Date, Parent shall cause to be delivered to each holder of an Option that has been assumed by Parent pursuant to Section 2.6(a) a notice (i) stating that such Option shall constitute an option to purchase Parent Common Stock, (ii) stating that such Option has been assumed by Parent and shall continue in effect subject to all of the terms and conditions applicable thereto immediately prior to the Effective Time, (iii) setting forth the number of shares of Parent Common Stock initially covered by such Option and the per share option exercise price for such shares of Parent Common Stock and (iv) stating that if the holder of an Option ceases to be employed by the Surviving Corporation or an Affiliate prior to the vesting of his or her Options, the portion of the Closing Merger Consideration and Earnout Payments related to such terminated unexercised Options will be forfeited. From and after the Effective Time, Parent and the Surviving Corporation shall comply with the terms (including with respect to acceleration of vesting) of the Company Plans pursuant to which the Options were granted; provided that the board of directors of Parent or an authorized committee thereof shall succeed to the authorities and responsibilities of the Company Board or any committee thereof under the Company Plans, and may take all necessary and appropriate action (including amending the Company Plans and making adjustments as provided thereunder) to effect the assumption and conversion of the Options by Parent. The adjustments provided herein with respect to any Options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

               (e) On or prior to the Closing Date, the Company shall take in consultation with Parent all necessary or appropriate action (including amending the Company Plans or making adjustments as permitted thereby) to effectuate the assumption and conversion of the Options by Parent and the assignment to Parent of the authorities and responsibilities of the Company Board or any committee thereof under the Company Plans.

               (f) Parent shall cause to be taken all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Options in accordance with this Section 2.6, which shares shall be approved for listing on the New York Stock Exchange in accordance with Section 5.5 and will be registered under the Securities Act following the Closing in accordance with the provisions of Section 5.2.

               (g) Except as provided herein, the Company shall terminate all Stock Plans as of the Effective Time, if so requested by Parent.

               Section 2.7. Restricted Shares.

               (a) At the Effective Time, each Restricted Share will be exchanged for New Certificates representing Restricted Parent Shares that are subject to repurchase for cancellation by Parent and which have not been deposited in the Escrow Fund (as defined in Section 2.8). Such New Certificates shall be held by Parent until such shares are no longer subject to repurchase. When such Restricted Parent Shares are no longer subject to repurchase for cancellation by Parent, the certificates representing such shares shall be delivered to the Stockholder entitled thereto promptly, provided that Parent shall use commercially reasonable efforts to deliver such certificates within 10 business days thereafter. If a Stockholder deposits Restricted Parent Shares in the Escrow Fund together with other shares of Parent Common Stock that are not Restricted Parent Shares, the shares deposited that are not Restricted Parent Shares shall be used to satisfy claims, if any, before Restricted Parent Shares are so used.

               (b) Notwithstanding anything to the contrary in this Agreement, all Contingent Merger Consideration earned with respect to Parent Restricted Shares on an applicable payment date shall be (i) held by Parent in escrow for the benefit of the holders of Parent Restricted Shares; (ii) subject to forfeiture upon repurchase of the applicable Parent Restricted Shares for cancellation pursuant to the applicable Company restricted stock purchase or stock option agreement; and (iii) delivered to the applicable Stockholder within fifteen (15) days following the end of the applicable quarter in which the applicable Parent Restricted Shares are no longer subject to such repurchase rights.

               (c) If Parent exercises its right to repurchase any or all of the Restricted Parent Shares pursuant to the terms of the relevant agreement(s) relating thereto (such repurchased shares, the "REPURCHASED SHARES"), the portions of the Closing Merger Consideration and the Contingent Merger Consideration related to such Repurchased Shares will be forfeited and the Closing Merger Consideration and the Contingent Merger Consideration will be reduced by the respective amounts of such forfeitures.

               Section 2.8. Escrow.

               (a) On the Closing Date, Parent will deposit in escrow with the Escrow Agent certificates representing fifteen percent (15%) of the shares of Parent Common Stock (the "ESCROW SHARES") issued in the Merger as Closing Merger Consideration to holders of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares and Common Shares on a pro rata basis for each Stockholder based on the number of shares of Parent Common Stock each such holder receives in the Merger. The Escrow Fund shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof and shall be available for the purpose of securing the indemnification obligations of the Stockholders set forth in Article 8 and the Escrow Agreement.

               (b) Fifteen percent (15%) of the shares of Parent Common Stock (excluding shares of Parent Common Stock issued as Contingent Merger Consideration) issuable upon the exercise of Options which have been assumed by Parent shall be withheld from the holder thereof each time an Option is exercised and delivered into the Escrow Fund (the "ESCROW

OPTION SHARES"). No withholding of Escrow Option Shares shall be made following termination of the Escrow Period (as defined in the Escrow Agreement), except to the extent necessary to provide for a pro rata participation of the Optionholder in any claims pending or previously paid in accordance with the Escrow Agreement. All of the Escrow Option Shares shall be deemed to have been deposited in the Escrow Fund on the Closing Date and, when and if issued upon the exercise of Options, such Escrow Option Shares shall be available to satisfy indemnification claims paid or which become payable under the Escrow Agreement regardless of when such Options are exercised.

               (c) Fifteen percent (15%) of the shares of Parent Common Stock (excluding shares of Parent Common Stock issued as Contingent Merger Consideration) issuable upon the exercise of Warrants which have been assumed by Parent shall be withheld from the holder thereof each time a Warrant is exercised and delivered into the Escrow Fund (the "ESCROW WARRANT SHARES"). No withholding of Escrow Warrant Shares shall be made following termination of the Escrow Period (as defined in the Escrow Agreement), except to the extent necessary to provide for a pro rata participation of the Warrantholder in any claims pending or previously paid in accordance with the Escrow Agreement. All of the Escrow Warrant Shares shall be deemed to have been deposited in the Escrow Fund on the Closing Date and, when and if issued upon the exercise of Warrants, such Escrow Warrant Shares shall be available to satisfy indemnification claims paid or which become payable under the Escrow Agreement regardless of when such Warrants are exercised.

               (d) The shares of Parent Common Stock deposited with the Escrow Agent pursuant to Section 2.8(a), (b) and (c) are collectively referred to as the "ESCROW FUND."

               Section 2.9. Exchange of Certificates. The procedures for exchanging Old Certificates for New Certificates and cash pursuant to the Merger are as follows:

               (a) At or prior to the Effective Time, Parent shall deposit or shall cause to be deposited with the Exchange Agent, for the benefit of the holders of Old Certificates, for exchange in accordance with this Article 2, New Certificates and an estimated amount of cash pursuant to Section 2.9(g) (such cash and New Certificates (without any interest on any such cash) are referred to as the "EXCHANGE FUND").

               (b) As promptly as practicable after the Closing Date, but in any case no later than 15 days thereafter, Parent shall send or cause the Exchange Agent to send or cause to be sent to each former holder of record of Preferred Shares or Common Shares immediately prior to the Effective Time transmittal materials for use in exchanging such Stockholder's Old Certificates for the consideration set forth in this Article 2; provided that the obligations of Parent and the Exchange Agent to distribute transmittal materials to any such holder are subject to the Company having provided to Parent, prior to Closing, with an accurate name and address for such Stockholder. Parent, with consent of the Company, may satisfy this requirement by delivery to the Surviving Corporation of such transmittal materials. Parent shall cause the New Certificates representing Parent Common Stock into which each Stockholder's Preferred Shares and Common Shares are converted at the Effective Time, or any check in respect of fractional share interests or dividend distributions which such person shall be entitled to receive pursuant to this Article 2, to be delivered to such Stockholder, promptly upon delivery to the Exchange Agent of Old Certificates representing such Preferred Shares and Common Shares (or pursuant to Section 2.9(e), a surety bond or other indemnity reasonably satisfactory to Parent and the Exchange Agent, if any such certificates are lost, stolen or destroyed) owned by such Stockholder and properly completed transmittal materials in respect thereof.

               (c) From and after the Effective Time, each Stockholder shall have the right to surrender such holder's Old Certificate(s) to Parent and receive in exchange therefor a New Certificate representing the number of whole shares of Parent Common Stock (other than the Escrow Shares) into which the Preferred Shares and Common Shares evidenced by each of the Old Certificates so surrendered shall have been converted pursuant to the provisions of Section 2.5 and cash in lieu of fractional share interests or dividend distributions which such person shall be entitled to receive pursuant to this Article 2. The surrender of Old Certificates shall be accompanied by duly completed and executed documentation in such form as may be reasonably requested by Parent. Until surrendered, each outstanding Old Certificate shall be deemed for all corporate purposes to evidence ownership of the number of whole shares of Parent Common Stock into which the Preferred Shares and Common Shares have been converted and cash in lieu of fractional share interests or dividend distributions which such person shall be entitled to receive pursuant to this
Article 2. From and after the Effective Time, the Stockholders shall cease to have any rights in respect of such Preferred Shares and Common Shares, and their rights as stockholders shall be solely in respect of the Parent Common Stock into which such Preferred Shares and Common Shares have been converted. From and after the Effective Time, there shall be no further registration of transfers on the records of the Company of Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares and Common Shares outstanding immediately prior to the Effective Time.

               (d) If any shares of Parent Common Stock are to be issued in the name of a person other than the person in whose name the Old Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to the issuance of such shares that (i) the Old Certificate(s) so surrendered shall be transferable and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay Parent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of Parent that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither Parent nor the Company shall be liable to a Stockholder for shares of Parent Common Stock that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

               (e) In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed, Parent shall deliver in exchange for such lost, stolen or destroyed Old Certificate the shares of Parent Common Stock issuable in exchange therefor pursuant to the provisions of Section 2.5 (and cash in lieu of fractional share interests or dividend distributions which such person shall be entitled to receive pursuant to this Article 2). Parent may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Old Certificate to provide to Parent a surety bond or an indemnity agreement against any claim that may be made against Parent with respect to the Old Certificate alleged to have been lost, stolen or destroyed.

               (f) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.9(g), until the holder of record of such Old Certificate shall surrender such Old Certificate (or the delivery of a surety bond or an indemnity agreement, as provided in Section 2.9(e)). Following surrender of any such Old Certificate (or the delivery of a surety bond or an indemnity agreement, as provided in Section 2.9(e)), there shall be paid to the record holder of New Certificates issued in exchange therefor, without interest,
(i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.9(g) and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Parent Common Stock represented by the New Certificates and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock represented by the New Certificates.

               (g) No certificate or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Old Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement or this Section 2.9, each holder of Preferred Shares and Common Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Old Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the Average Stock Price at Signing (or the Average Stock Price at the Distribution Date in connection with the receipt of the Contingent Merger Consideration.)

               Section 2.10. Directors. The directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

               Section 2.11. Officers. The officers of Acquisition at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

               Section 2.12. Articles of Incorporation and Bylaws. The Articles of Incorporation of the Surviving Corporation shall be in the form attached to the Certificate of Merger until amended in accordance with Applicable Law. The Bylaws of the Surviving Corporation shall be amended and restated at the Effective Time to read the same as the Bylaws of Acquisition until amended in accordance with Applicable Law.

               Section 2.13. Dissenters' Rights. Common Shares and Preferred Shares that have not been voted for approval of this Agreement and the Merger (or which have not consented to each of them) and with respect to which a demand for payment and appraisal have been properly made in accordance with Chapter 13 of the CCC ("DISSENTING SHARES") will not be converted into the right to receive the merger consideration otherwise payable with respect to such Common Shares or Preferred Shares at or after the Effective Time, but instead will be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the laws of the State of California. If a holder of Dissenting Shares (a "DISSENTING STOCKHOLDER") withdraws his or her demand for such payment and appraisal or becomes ineligible for such payment and appraisal, then, as of the Effective Time or the occurrence of such event of withdrawal or ineligibility, whichever last occurs, such holder's Dissenting Shares will cease to be Dissenting Shares and will be converted into the right to receive, and will be exchangeable for, the merger consideration in accordance with this Agreement. The Company will give Parent and Acquisition prompt notice of any demand received by the Company from a holder of Dissenting Shares for appraisal of Common Shares or Preferred Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demand. The Company agrees that, except with the prior written consent of Parent, or as required under the CCC, it will not voluntarily make any payment with respect to, or settle or offer or agree to settle, any such demand for appraisal. Each Dissenting Stockholder who, pursuant to the provisions of Chapter 13 of the CCC, becomes entitled to payment of the value of the Dissenting Shares will receive payment therefor but only after the value therefor has been agreed upon or finally determined pursuant to such provisions. Any portion of the merger consideration that would otherwise have been payable with respect to Dissenting Shares if such Common Shares or Preferred Shares were not Dissenting Shares will be retained by Parent.

               Section 2.14.  Appointment of Representative.

               (a) Pursuant to the Escrow Agreement, Gregory W. Koss and
Steven Waszak, collectively, will be irrevocably appointed by each of the Stockholders and Optionholders as his, her or its attorney-in-fact to contest, settle, compromise or otherwise dispose of any claim made by Parent or the Surviving Corporation in accordance with the Escrow Agreement. Such power of attorney shall be coupled with an interest, thereby confirming such appointment as irrevocable.

               (b) Pursuant to the terms of Exhibit I to this Agreement, each Stockholder shall have irrevocably appointed Gregory W. Koss and Steven Waszak as his or her attorney-in-fact to determine whether any Milestone has been achieved and to contest, settle, compromise or otherwise dispose of any dispute with Parent or the Surviving Corporation in accordance with the terms of Exhibit B. Such power of attorney shall be coupled with an interest, thereby confirming such appointment as irrevocable.

               Section 2.15. Tax Consequences of the Merger. The Merger is intended to qualify as a tax-free reorganization under Section 368 of the Code. Each of the parties hereto agrees to cooperate in order to qualify the transaction as a tax-free reorganization, and to report the Merger for federal and state income tax purposes in a manner consistent with such characterization, including the filing of the statement required by Treasury Regulations Section 1.367(a)-3(c)(6) and the provisions of Treasury Regulation Section 1.368-3.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company hereby represents and warrants to Parent, subject to the exceptions set forth in the Disclosure Schedule (the "COMPANY DISCLOSURE SCHEDULE") delivered by the Company to Parent in accordance with Section 5.11, that the statements contained in this Article 3 are true and correct. Any qualification of a representation or warranty must be specifically identified as a qualification or exception. The qualifications or exceptions shall be deemed to qualify only specifically identified Sections, Subsections or clauses of a single Section or Subsection hereof, as applicable, to which such qualification or exception relates. If a qualification or exception is intended to qualify more than one Section or Subsection, it shall be appropriately cross-referenced as an exception in such Section or Subsection.

               Section 3.1. Organization and Qualification; Subsidiaries; Investments.

               (a) The Company and each of its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. The Company has heretofore delivered to Parent accurate and complete copies of the Articles of Incorporation and bylaws (or similar governing documents), of the Company and each of its subsidiaries, as currently in full force and effect. Except for the wholly-owned subsidiaries set forth in Schedule 3.1(a) of the Company Disclosure Schedule, the Company has no subsidiaries or any other equity interest in any person or any agreements to acquire the same. There are no (i) securities of any subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other securities of such subsidiary, (ii) options, warrants, phantom stock, preemptive or other rights to acquire from any subsidiary, and no obligation of any subsidiary to issue any capital stock, voting securities or securities convertible or exchangeable into voting securities of such subsidiary, and (iii) no equity equivalent interests in the ownership or earnings of any subsidiary or other similar rights.

               (b) Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, the Company and each of its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

               Section 3.2.  Capitalization of the Company.

               (a) The authorized Capital Stock of the Company consists of:
60,000,000 shares of Common Stock, 2,363,636 Series A Preferred Shares; 1,691,123 Series B Preferred Shares, 17,808,877 Series C Preferred Shares; 6,199,095 Series D Preferred Shares, and 7,500,000 Series E Preferred Shares. As of the date hereof, 3,136,444 shares of Common Stock, 2,363,636 Series A Preferred Shares; 1,691,123 Series B Preferred Shares, convertible into 1,691,123 shares of Common Stock; 17,808,874 Series C Preferred Shares, convertible into 17,808,874 shares of Common Stock; 6,199,095 Series D Preferred Shares, convertible into 6,199,095 shares of Common Stock; and 4,402,442 Series E Preferred Shares, convertible into 4,402,442 shares of Common Stock, are issued and outstanding. No shares of the Company's Capital Stock are held in the treasury of the Company.

               (b) Section 3.2 of the Company Disclosure Schedule sets forth, as of the date hereof, a complete and accurate list of: (i) all Stockholders, indicating the number of Common Shares and Preferred Shares held by each Stockholder and the vesting schedule for any shares subject to repurchase by the Company; (ii) all holders of Options, including the number of Common Shares subject to each Option, the exercise price, the vesting schedule and any other material terms thereof; (iii) all holders of Warrants to purchase Capital Stock of the Company and (iv) all Stock Plans. All of the issued and outstanding Common Shares and Preferred Shares are, and all Common Shares that may be issued upon exercise of Options and Warrants will be, duly authorized, validly issued, fully paid, nonassessable and, except as disclosed in Section 3.2 of the Company Disclosure Schedule, free of all preemptive rights.

               (c) Except as set forth above or disclosed on Section 3.2 of the Company Disclosure Schedule, as of the date hereof there are outstanding:
(i) no shares of Capital Stock or other voting securities of the Company; (ii) no securities of the Company convertible into or exchangeable or exercisable for shares of Capital Stock or other securities of the Company; (iii) no options, warrants, phantom stock, preemptive or other rights to acquire from the Company, and no obligations of the Company to issue any Capital Stock, voting securities or securities convertible into or exchangeable or exercisable for Capital Stock or other securities of the Company; and (iv) no equity equivalent interests in the ownership or earnings of the Company or other similar rights (collectively "COMPANY SECURITIES"). Except as set forth in Section 3.2 of the Company Disclosure Schedule, there are no (x) outstanding rights or obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities or (y) stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of Capital Stock of the Company. All of the issued and outstanding Common Shares and Preferred Shares were issued in compliance with applicable federal and state securities laws.

               Section 3.3. Authority Relative to this Agreement;
Recommendation.

               (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Company Board. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby, except (i) the approval of this Agreement by the holders of
(A) a majority of the outstanding Preferred Shares, (B) a majority of the outstanding Common Shares, (C) two-thirds (2/3) of the Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares, voting together as a single class, and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the Agreement of Merger with the Secretary of State of California. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

               (b) Without limiting the generality of the foregoing, the Company Board has unanimously (i) approved this Agreement, the Merger and the other transactions contemplated hereby, (ii) resolved to recommend approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by the Company's Stockholders and (iii) has not withdrawn or modified such approval or resolution to recommend.

               Section 3.4.  Financial Statements.

               (a) Section 3.4 of the Company Disclosure Schedule sets forth
(i) an audited consolidated balance sheet of the Company dated December 31, 1999, an audited consolidated income statement and statement of changes in cash flows of the Company for its fiscal year ended December 31, 1999 accompanied by the auditors report thereon Statements, (ii) an unaudited consolidated balance sheet (the "MOST RECENT BALANCE SHEET") of the Company at June 30, 2000 (the "BALANCE SHEET DATE") and (iii) an unaudited consolidated income statement of the Company for the period ended June 30, 2000 (all such financial statements being collectively referred to herein as the "FINANCIAL STATEMENTS").

               (b) The Financial Statements (i) are in accordance with the books and records of the Company, (ii) present fairly the consolidated financial condition of the Company and its subsidiaries at the date or dates therein indicated and the results of operations for the period or periods therein specified and (iii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except, as to the unaudited financial statements , for the omission of notes thereto and normal year-end audit adjustments, which will not be material, individually or in the aggregate. The respective balance sheets of the Financial Statements disclose all of the Company's consolidated material debts, liabilities and obligations of any nature, whether due or to become due, as of their respective dates

(including absolute liabilities, accrued liabilities and contingent liabilities) to the extent such debts, liabilities and obligations are required to be disclosed in accordance with generally accepted accounting principles.

               Section 3.5. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) either the Information Statement (as defined in Section 5.2(a)) or the Registration Statement (as defined in Section 5.2(b)) will result in the Information Statement, at the time it is sent to Stockholders, or the Registration Statement, at the time it becomes effective under the Securities Act, containing any untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any proxy or information statement relating to the meeting of the Company's Stockholders to be held in connection with the Merger, or action by written consent in lieu of such meeting, will result in such document, at the date mailed to Stockholders and at the time of the meeting of Stockholders to be held in connection with the Merger, or action by written consent in lieu of such meeting, containing any untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by Parent or Acquisition that is contained in or omitted from any of the foregoing documents.

               Section 3.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals, if any, as may be required under applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws (including the Fairness Hearing), and the HSR Act, any filings under similar merger notification laws or regulations of foreign Governmental Entities and the filing and recordation of the Certificate of Merger as required by the Secretary of State of the State of Delaware and the filing of the Agreement of Merger with the California Secretary of State, no other filing with or notice to and no permit, authorization, consent or approval of any Governmental Entity is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will: (i) conflict with or result in any breach of any provision of the Articles of Incorporation or bylaws (or similar governing documents) of the Company; (ii) except as set forth in Section 3.6 of the Company Disclosure Schedule, result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties or assets are bound; or (iii) except as set forth in Section 3.6 of the Company Disclosure Schedule, violate any order, writ, injunction, decree, material law, statute, rule or regulation applicable to the Company or its subsidiaries or any of their respective properties or assets.

               Section 3.7. No Default. Except as set forth in Section 3.7 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Articles of Incorporation or bylaws (or similar governing documents), (ii) any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is now a party or by which it or any of their respective properties or assets are bound or (iii) any order, writ, injunction, decree, material law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets.

               Section 3.8.  No Undisclosed Liabilities; Absence of Changes.

               (a) The Company has no material liabilities, except for:

                      (i)  liabilities shown on the Most Recent Balance Sheet;

                      (ii) liabilities which have arisen since the Balance Sheet Date in the ordinary course of business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period, other than (x) accrued wages, (y) increased compensation expense as a result of a greater number of employees in the current period and individual compensation increases to employees who are not officers, each of which is consistent with past practice and, except as set forth on Section 3.8 of the Company Disclosure Schedule, none of which is greater than 10% and (z) increased trade payables as a result of an increase in business operations and Company growth in the current period; provided, that such increase is not due to extending the payment dates for payables;

                      (iii) contractual liabilities incurred in the ordinary course of business which are not required by United States generally accepted accounting principles to be reflected on a balance sheet; and

                      (iv) liabilities for costs and fees related to the Merger.

               (b) Since the Balance Sheet Date, (i) there has not been any change in the assets, business, financial condition, results of operations or prospects of the Company which has had or would be reasonably likely to have a Material Adverse Effect and (ii) except as set forth in Section 3.8 of the Company Disclosure Schedule, the Company has not taken any of the actions set forth in Section 5.1(a) through (r).

               Section 3.9. Litigation. Section 3.9 of the Company Disclosure
Schedule identifies and contains a brief description of:

                       (i) any unsatisfied judgment, order, decree, stipulation or injunction against the Company;

                      (ii) any claim, complaint, action, suit, proceeding, hearing or investigation of or in any Governmental Entity or before any arbitrator to which the Company is a party or, to the Knowledge of the Company, as a result of which its property or assets are reasonably likely to be bound;

                      (iii) any claims relating to U.S. Patent No. 5,875,234;
        and

                      (iv) any such claim, complaint, action, suit, proceeding, hearing or investigation to which, to the Knowledge of the Company, the Company is threatened to be made a party and that could reasonably be expected to have a Material Adverse Effect.

        To the Knowledge of the Company, there is no reasonable basis for any claim, complaint, action, suit, proceeding, hearing or investigation against the Company which has not been listed on Section 3.9 of the Company Disclosure Schedule.

               Section 3.10. Assets. The Company and its subsidiaries own or lease all tangible assets necessary for the conduct of their businesses as currently conducted. Such tangible assets are free from material defects and in good operating condition and repair (subject to normal wear and tear). Except as set forth on Section 3.10 of the Company Disclosure Schedule, no asset owned by the Company or any subsidiary (tangible or intangible) is subject to any Lien. Each tangible asset owned or leased by the Company or any subsidiary is in the possession or under the control of the Company, such subsidiary or a current employee of the Company or such subsidiary. The Company owns no real property.

               Section 3.11. Contracts. Section 3.11 of the Company Disclosure Schedule lists each contract, agreement or commitment (written or oral) to which the Company or any subsidiary is a party that is material to the Company or its business, including: (i) any contract, agreement or commitment providing for the payment by the Company or any subsidiary of an amount in excess of $50,000 or which the Company or such subsidiary cannot terminate on less than 30 days' notice (other than licenses for the Company's Intellectual Property Assets identified in Section 3.17 of the Company Disclosure Schedule); (ii) any contract, agreement or commitment concerning confidentiality or non-competition;
(iii) any contract, agreement or commitment with any stockholder or employee of the Company or any subsidiary; (iv) any contract, agreement or commitment with any distributors or resellers of the Company's and its subsidiaries' products;
(v) any lease or sublease of real property; and (vi) any contract, agreement or commitment pursuant to which the Company or any subsidiary has granted any exclusive marketing or other rights to any third party (collectively, together with the agreements and licenses listed in Section 3.17 of the Company Disclosure Schedule, "CONTRACTS"). The Company has previously delivered to Parent a complete and accurate copy of each Contract. Each Contract is a valid and binding agreement between the Company or a subsidiary and, to the Knowledge of the Company, the other party or parties thereto, and will continue to be so immediately following the Effective Time. Except as set forth on Section 3.11 of the Company Disclosure Schedule, no defaults or breaches exist under the Contracts with respect to the Company or its subsidiaries and, to the Knowledge of the

Company, with respect to the other parties thereto, and no change in terms will result from, any of the Contracts and none will arise as a result of the Merger with respect to the Company or its subsidiaries or, to the Knowledge of the Company, with respect to the other party or parties thereto.

               Section 3.12. Compliance with Applicable Law. Except as set forth in Section 3.12 of the Company Disclosure Schedule, the Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the conduct of their businesses except where the failure to hold such permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the conduct of their businesses would not have a Material Adverse Effect on the Company (the "COMPANY PERMITS"). Except as set forth in Section 3.12 of the Company Disclosure Schedule, to the Knowledge of the Company, the Company and its subsidiaries are in material compliance with the terms of the Company Permits. Except as set forth in Section 3.12 of the Company Disclosure Schedule, the businesses of the Company and its subsidiaries have been and are being conducted in material compliance with all Applicable Laws. Except as set forth in Section 3.12 of the Company Disclosure Schedule, no investigation or review by any Governmental Entity with respect to the Company or its subsidiaries is pending. To the Knowledge of the Company, no Governmental Entity has indicated an intention to conduct any such investigation or review.

               Section 3.13.  Employee Benefits.

               (a) Section 3.13 (a) of the Company Disclosure Schedule contains a true and complete list of all employment, severance pay, continuation pay, termination pay, retention pay, loan, or indemnification agreements or other similar agreements of any nature whatsoever (collectively, "EMPLOYMENT AGREEMENTS") between the Company or any ERISA Affiliate, on the one hand, and any current or former officers, directors, employees, consultants, contractors or agents of the Company or any ERISA Affiliate, on the other hand, that are currently in effect or that will become effective at any time after the date of this Agreement. Except as set forth on Section 3.13(a) of the Company Disclosure Schedule, there are no Employment Agreements or any other similar agreements to which the Company or any ERISA Affiliate is a party or by which it is bound which, as a result of the transactions contemplated by this Agreement (i) will require any payment by the Company, Parent or Acquisition, or any consent or waiver from any officer, director, employee, consultant, contractor or agent of the Company or (ii) will result in any change in the nature of any rights of any officer, director, employee, consultant, contractor or agent of the Company under any such Employment Agreement or other similar agreement.

               (b) Section 3.13(b) of the Company Disclosure Schedule sets forth all Benefit Plans of the Company. The Company has delivered true and correct copies of all governing instruments and related agreements pertaining to such Benefit Plans to the Parent, including, in the case of any Benefit Plan not set forth in writing, a written description thereof.

               (c) Neither the Company nor any ERISA Affiliate sponsors or has ever sponsored, maintained, contributed to or incurred an obligation to contribute to any pension benefit plan subject to Title IV of ERISA or a "multiemployer" or "multiple employer plan" as such terms are defined under the Code and ERISA. Each Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. Neither the Company nor any ERISA Affiliate sponsors or has ever sponsored, maintained or contributed to, or incurred an obligation to contribute to a trust intended to satisfy the requirements of Section 501(c)(9) of the Code. No Benefit Plan provides for medical, surgical, hospitalization, death or similar benefits for employees or former employees for periods extending beyond retirement or other termination of service, other than coverage mandated by applicable law. Other than routine claims for benefits, except as disclosed in Section 3.13(c) of the Company Disclosure Schedule, there is no claim pending, or to the Company's Knowledge, threatened, involving any Benefit Plan by any person against such Benefit Plan or the Company or any ERISA Affiliate. Except as disclosed in
Section 3.13(c) of the Company Disclosure Schedule, there is no pending, or to the Company's Knowledge, threatened, proceeding involving any Benefit Plan before the Internal Revenue Service, the Department of Labor or any other Governmental Entity. Except as disclosed in Section 3.13(c) of the Company Disclosure Schedule, the Company, any ERISA Affiliate and all Benefit Plan fiduciaries have complied with the terms of each Benefit Plan and with the provisions of all laws and regulations applicable to such Benefit Plan. The Company and any ERISA Affiliate has made full and timely payment of all amounts required to be contributed under the terms of each Benefit Plan and applicable law or otherwise required to be paid, and shall continue to do so through the Closing. The Company has no material liability or obligation under any such Benefit Plan, except as reflected on the Most Recent Balance Sheet or as described in Section 3.13(c) of the Company Disclosure Schedule.

               (d) Each Benefit Plan contributed to or required to be maintained by the law or applicable custom or rule of the relevant jurisdiction outside of the United States (the "FOREIGN PLANS"), is listed in Section 3.13(d) of the Company Disclosure Schedule. As regards each such Foreign Plan:

                      (i) Each of the Foreign Plans is in compliance with the provisions of the laws of each jurisdiction in which each such Foreign Plan is maintained, to the extent those laws are applicable to the Foreign Plans, except where the failure to comply would not have a Material Adverse Effect on the Company and its subsidiaries;

                      (ii) All contributions to, and payments from, the Foreign Plans which may have been required to be made in accordance with the terms of any such Foreign Plan, and, when applicable, the law of the jurisdiction in which such Foreign Plan is maintained, have been timely made or shall be made by the Closing Date, except where the failure to do so would not have a Material Adverse Effect on the Company and its subsidiaries. All such contributions to the Foreign Plans, and all payments under the Foreign Plans, for any period ending before the Closing Date that are not yet, but will be, required to be made, are reflected as an accrued liability on the Balance Sheet, or disclosed in Section 3.13(d) of the Company Disclosure Schedule;

                      (iii) All reports, returns and similar documents, if any, with respect to any Foreign Plan required to be filed with any governmental body or distributed to any Foreign Plan participant have been duly and timely filed or distributed or will be filed or distributed by the Closing Date, and all of the Foreign Plans have obtained from the governmental body having jurisdiction with respect to such plans any required determinations, if any, that such Foreign Plans are in compliance with the laws of the relevant jurisdiction if such determinations are required in order to give effect to the Foreign Plan;

                      (iv) Each of the Foreign Plans has been administered at all times in accordance with its terms in all material respects. To the Knowledge of Company, there are no pending investigations by any governmental body involving the Foreign Plans, and no pending claims (except for claims for benefits payable in the normal operations of the Foreign Plans), suits or proceedings against any Foreign Plan or asserting any rights or claims to benefits under any Foreign Plan; and

               (e) The consummation of the transactions contemplated by this Agreement will not by itself create or otherwise result in any material liability with respect to any Foreign Plan other than the triggering of payment to participants.

               Section 3.14. Labor and Employment Matters. Except as set forth on Section 3.14 of the Company Disclosure Schedule:

               (a) No collective bargaining agreement exists that is binding on the Company or any subsidiary, and no organizing activity has been undertaken with respect to any employees, and no petition has been filed or proceeding instituted by an employee or group of employees of the Company or any subsidiary with any labor relations board seeking recognition of a bargaining representative. To the Knowledge of the Company, no organizational effort is currently being made or threatened on behalf of any labor union to organize any of their respective employees of the Company or any subsidiary.

               (b) There is no labor strike, dispute, slow down or stoppage pending or, to the Company's Knowledge, threatened against the Company or any subsidiary, and neither the Company nor any subsidiary has received any notice or has any Knowledge of any pending or threatened labor, wage and hour, workers' compensation, wrongful termination, discrimination, breach of contract or other employment-related claim, dispute, controversy, grievance or proceeding with respect to claims of, or obligations to, any current or former employee or group of employees of the Company or any subsidiary.

               (c) All individuals who are performing or have performed consulting or other services for the Company, any subsidiary or any Affiliate thereof, whether as consultants, independent contractors, agents or otherwise, are or were correctly classified by the Company as either "INDEPENDENT CONTRACTORS" or "EMPLOYEES" as the case may be, and, at the Closing Date, will qualify for such classification under all applicable laws. There are no pending or, to the Knowledge of the Company, threatened claims against the Company or any subsidiary by or on behalf of any such individual, or investigation, audit or other proceeding relating to such an individual or individuals, by any Governmental Entity. There is no labor union representing any such individuals or, to the Knowledge of the Company, any organizational effort currently being made by or on behalf of any labor organization to organize any such individuals.

               (d) The Company has supplied to Parent a complete and accurate list of the name of each officer, employee and consultant of the Company and its subsidiaries, together with such person's position or function, annual base salary or wages and any incentives or bonus arrangement with respect to such person. Except as set forth on Section 3.14 of the Company Disclosure Schedule, neither the Company nor any subsidiary has received notice that any such person will or may cease to be engaged by the Company for any reason, including because of the consummation of the transactions contemplated by this Agreement.

               (e) The Company and its subsidiaries are in compliance in all material respects with all Applicable Laws respecting employment, employment practices, and terms and conditions of employment.

               (f) The Company and its subsidiaries have withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees.

               Section 3.15.  Environmental Laws and Regulations.

               (a) During the period of ownership or operation by the Company and its subsidiaries of any current or previously owned or leased properties, there have been no Releases of Hazardous Material by the Company or its subsidiaries in, on, under or affecting such properties or any surrounding site, and neither the Company nor any subsidiary has disposed of any Hazardous Material in a manner that has, to the Knowledge of the Company, led, or could reasonably be anticipated to lead, to a Release, except in each case for those which, individually or in the aggregate, would not have a Material Adverse Effect on the Company. There have been no Releases of Hazardous Material by the Company or any subsidiary in, on, under or affecting their current or previously owned or leased properties or any surrounding site at times outside of such periods of ownership, operation or lease, except in each case for those which, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Neither the Company nor any subsidiary has received any written notice of, or entered into any order, settlement or decree relating to: (i) any violation of any Environmental Laws or the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any alleged violation of Environmental Laws; or
(ii) the response to or remediation of Hazardous Material at or arising from any of the Company's or its subsidiaries properties. There have been no violations of any Environmental Laws by the Company or its subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company.

               (b) There are no past or present events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans that constitute a violation by the Company or its subsidiaries of, or are reasonably likely to prevent or interfere with the Company's and its subsidiaries' future compliance with, any Environmental Laws, other than any of the foregoing that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

               (c) Set forth in Section 3.15 of the Company Disclosure
Schedule is a list of all environmental reports, investigations and audits, of which the Company or a subsidiary has possession or to which it has access, relating to premises currently or previously owned or operated by the Company or any subsidiary (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or a subsidiary or directed by a Governmental Entity or other third party). Complete and accurate copies of such written environmental reports, investigations and audits have been delivered by the Company to Parent.

               Section 3.16.  Taxes.

               (a) Except as set forth in Section 3.16 of the Company Disclosure Schedule, the Company and each of its subsidiaries have duly and timely filed all Tax Returns required to be filed; and such Tax Returns are complete and accurate and correctly reflect the Tax liability required to be reported thereon. Such Tax Returns do not contain a disclosure statement under
Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law).

               (b) Except as set forth in Section 3.16 of the Company
Disclosure Schedule, the Company and each of its subsidiaries have paid or adequately provided in the Financial Statements for all Taxes (whether or not shown on any Tax Return) accrued through the date of such Financial Statements. All Taxes the Company and its subsidiaries accrued following the end of the most recent period covered by the Financial Statements have been accrued in the ordinary course of business of the Company and any such Taxes due on or before the Closing Date have been, or will be, paid on or before such date. No material election has been made with respect to Taxes of the Company or any of its subsidiaries in any Tax Returns that have not been provided to Parent.

               (c) Except as set forth in Section 3.16 of the Company
Disclosure Schedule, no material claim for assessment or collection of Taxes is being asserted against the Company and its subsidiaries, and neither the Company nor any of its subsidiaries is a party to any pending action, proceeding or investigation by any governmental taxing authority. The Company does not have Knowledge of any such threatened action, proceeding or investigation.

               (d) Except as set forth in Section 3.16 of the Company
Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement, contract, arrangement or plan that, individually or in the aggregate, has resulted or would result in connection with this Agreement or any change of control of the Company, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

               (e) Except as set forth in Section 3.16 of the Company
Disclosure Schedule, there is no limitation on the utilization of net operating losses, built-in losses, tax credits or other similar items of the Company under
Section 382, 383, 384 or 1502 of the Code or the Treasury Regulations thereunder other than the limitation arising as a result of the Merger.

               (f) Except as set forth in Section 3.16 of the Company
Disclosure Schedule, the Company has not agreed to, and is not required to, make any adjustment under Section 481 of the Code by reason of a change in accounting method.

               (g) The Company is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Code.

               (h) Except as provided in Section 3.16 of the Company
Disclosure Schedule, neither the Company nor any of its subsidiaries (i) has been a member of any affiliated group filing a consolidated federal income Tax Return or any combined, unitary or similar Tax Return (other than the group of which the Company is the common parent) or (ii) has any liability for the Taxes of any other person as defined in Section 7701(a)(1) of the Code under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

               (i) To the Company's Knowledge, no claim has ever been made by a taxing authority in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns that the Company or such subsidiary is or may be subject to taxation by that jurisdiction.

               (j) There is no taxable income of the Company and its subsidiaries that will be reportable in a taxable period beginning after the Closing Date that is attributable to a transaction (such as an installment sale) that occurred prior to the Closing Date other than items incurred in the normal course of business that will not be recognized on or prior to the Closing Date under the accrual method.

               (k) The Company and its subsidiaries have obtained all exemption certificates for sales and use tax purposes or other appropriate documentation that meets the requirements of the relevant taxing authorities for establishing exemption from sale and use tax, except to the extent the failure to obtain such certificates or other documentation would not have a Material Adverse Effect on the Company.

               (l) Neither the Company nor any of its subsidiaries is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement.

               Section 3.17.  Intellectual Property.

               (a) Identification Of Certain Company Intellectual Property
Rights.

                      (i) Marks. Section 3.17(a)(i) of the Company Disclosure Schedule sets forth an accurate and complete list of all Marks in which the Company or any subsidiary has an ownership interest or which the Company or any subsidiary uses in its business other than those licensed from another person on a non-exclusive basis (collectively "COMPANY MARKS"), including all registrations and applications for registration with all Governmental Entities that have been made by or for the Company and its subsidiaries with regard to such Marks, identifying for each (A) its registration (as applicable) and application numbers, (B) whether it is owned by or exclusively licensed to the Company or a subsidiary, (C) its current status and (D) the class(es) of goods or services to which it relates.

                      (ii) Patents. Section 3.17(a)(ii) of the Company Disclosure Schedule sets forth an accurate and complete list of all Patents in which the Company or any subsidiary has an ownership interest or which have been exclusively licensed to the Company or any subsidiary (collectively the "COMPANY PATENTS"), and specifically lists each of the Patents, identifying for each (A) the patent number and issue date (if issued) or application number and filing date (if not issued), (B) its title, (C) the named inventors and (D) whether it is owned by or exclusively licensed to the Company or a subsidiary.

                      (iii) Copyrights. Section 3.17(a)(iii) of the Company Disclosure Schedule sets forth an accurate and complete list of all registered Copyrights (whether registered with the United States Copyright Office or in or with the appropriate office or Governmental Entity in any other jurisdiction) in which the Company or any subsidiary has an ownership interest or which have been exclusively licensed to the Company or a subsidiary, and all pending applications for registration of Copyrights filed anywhere in the world by or for the Company or any subsidiary, or which has been exclusively licensed to the Company or a subsidiary (collectively the "COMPANY REGISTERED COPYRIGHTS").

                      (iv) Trade Secrets. Section 3.17(a)(iv) of the Company Disclosure Schedule sets forth an accurate and complete list of all memoranda of invention and invention disclosures whose subject matter is not covered by any of the Company Patents, and in which the Company or any subsidiary has an ownership interest or which have been assigned to the Company or a subsidiary and which is material to the Company and which can reasonably be identified (collectively the "COMPANY INVENTION DISCLOSURES"). The Company or its subsidiaries have documentation relating to each of the Company Invention Disclosures and all other Trade Secrets used or exercised by the Company and its subsidiaries (collectively the "COMPANY TRADE SECRETS") which is sufficient in detail and content to identify, explain and enable the Company and its subsidiaries to use such Trade Secrets without reliance on the special knowledge or memory of others, and has provided or made available true and complete copies of such documentation to Parent, excluding any Trade Secrets that are not material to the Company's business.

                      (v) Mask Works. Neither the Company nor any of its subsidiaries has any mask work or similar rights, and does not use or need to use the same in conjunction with the businesses of the Company and its subsidiaries.

                      (vi) Other IP. Section 3.17(a)(vi) of the Company Disclosure Schedule sets forth all Other IP in which the Company or any subsidiary has an ownership interest or which have been exclusively licensed to the Company or a subsidiary that are material to the Company, and that can be clearly identified (collectively the "COMPANY IDENTIFIED OTHER IP").

               (b) Company IP And Owned IP.

                      (i) Title And Ownership. Except as may be set forth in
        Section 3.17(b)(i) of the Company Disclosure Schedule, the Company and its subsidiaries own all right, title and interest in and to all of the Owned IP free and clear of any and all liens, encumbrances, covenants, conditions and restrictions or other adverse claims or interests of any kind or nature. Neither the Company nor any subsidiary has received any notice or claim (whether written, oral or otherwise) challenging the Company's or any subsidiary's ownership of any of the Owned IP or suggesting that any other person has any claim of legal or beneficial ownership or other claim or interest with respect thereto. As used herein, "OWNED IP" means all Company IP other than that which has been licensed to it by another person; and "COMPANY IP" collectively means the Company Marks, the Company Patents, the Company Registered Copyrights and all other Copyrights in which the Company or any subsidiary has an ownership interest or which have been exclusively licensed to the Company or a subsidiary, the Company Trade Secrets, and the Company Identified Other IP and all Other IP in which the Company or any subsidiary has an ownership interest or which has been exclusively licensed to the Company or a subsidiary.

                      (ii) Validity And Enforceability. Except as may be set forth in Section 3.17(b)(ii) of the Company Disclosure Schedule, all of the Company IP is valid and enforceable, without any qualification, limitation or restriction thereon or on the use thereof (except that with respect to the Company Patents, enforceability is limited to within the United States, and with respect to the Company Marks, enforceability is limited to the country or countries in which they are registered or in which common law trademarks arise) and neither the Company nor any subsidiary has received any notice or claim (whether written, oral or otherwise) challenging or questioning the validity or enforceability of any of the Company IP or indicating an intention on the part of any person to bring a claim that any of the Company IP is invalid or unenforceable or has been misused, nor to the Knowledge of the Company is there a reasonable basis for a claim that the Company Marks, Company Patents and Company Registered Copyrights and all other Copyrights in which the Company has an ownership interest or which have been exclusively licensed to the Company or a subsidiary is invalid or unenforceable or has been misused, and, with respect to the Company Patents, to the knowledge of the Company, there is no relevant prior art pertaining to any issued patents thereof that was not disclosed during the prosecution of the patent application(s) therefor and which if such prior art had been disclosed may have affected the prosecution thereof or the scope of the patent claims ultimately granted in respect thereof.

                      (iii) Protection And Maintenance. Except as may be set forth in Section 3.17(b)(iii) of the Company Disclosure Schedule, (A) neither the Company nor any subsidiary has taken any action or failed to take any action (including the manner in which it has conducted its business, or used or enforced, or failed to use or enforce, any of the Company IP) that would reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the Company Patents, Company Registered Copyrights, Company Marks or Company Trade Secrets (including, with respect to the Company Patents, failing to disclose any known material prior art in connection with the prosecution of patent applications, and with respect to the Company Registered Copyrights, failing to disclose required information to the United States Copyright Office), (B) the Company and its subsidiaries have taken reasonable steps (based on standard industry practices) to protect and maintain their rights in and to the Company IP, (C) all registered Company Marks and all Company Registered Copyrights have been registered, and all Company Patents have been filed and obtained, in accordance with all applicable legal requirements and are currently in effect and in compliance with all applicable legal requirements (including, in the case of registered Company Marks, the timely post-registration filing of affidavits of use and incontestability and renewal applications), and without limiting the generality of any of the foregoing, the Company or a subsidiary has timely paid all filing, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to any of the Owned IP.

                      (iv) Interference, Oppositions, Etc. Except as may be set forth in Section 3.17(b)(iv) of the Company Disclosure Schedule, no Company Mark nor Company Patent has been or is now involved in any interference, reissue, reexamination, opposition or cancellation proceeding and, to the Knowledge of the Company, (A) no such action is or has been threatened with respect to any of the Company Marks or Company Patents, and (B) there is no patent or patent application of another person potentially interfering with any Company Patent.

                      (v) Use Of Marks. Except as may be set forth in Section 3.17(b)(v) of the Company Disclosure Schedule, (A) to the knowledge of the Company, there has been no prior use of any of the Company Marks by any other person which would confer upon such person superior rights in such Marks, and (B) except where any of the following would not have a Material Adverse Effect on the Company, all Company Marks registered in the United States, and for which applications to register have been filed in the United States which are being used, have been continuously used in the form appearing in, and in connection with, the goods and services listed in their respective registration certificates and applications therefor, respectively.

                      (vi) Disclosure Of Trade Secrets. Except as may be set forth in Section 3.17(b)(vi) of the Company Disclosure Schedule, neither the Company nor any subsidiary has disclosed, nor is it under any contractual or other obligation to disclose, to another person any Company Trade Secrets, except pursuant to a confidentiality and non-disclosure agreement, and, to the Knowledge of the Company, no person has materially breached any such agreement.

               (c) Software. Section 3.17(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all of the Software (other than "off-the-shelf" desktop applications available through commercial distributors or in consumer retail stores or from the Internet pursuant to third person "shrink wrap" or "click through" licenses), ("COTS SOFTWARE"), and specifically identifies all such Software in which the Company has an ownership interest (the "OWNED SOFTWARE") and all such Software in which neither the Company nor any subsidiary has an ownership interest (the "LICENSED SOFTWARE"). (Owned Software and Software which has been exclusively licensed to the Company or its subsidiaries shall collectively be referred to herein as the "COMPANY SOFTWARE"). Except as may be set forth in Section 3.17(c) of the Company Disclosure Schedule:

                      (i) the Company and its subsidiaries own all Intellectual Property Rights in, covering, applicable to the use of, or embodied in or by the Owned Software, which Intellectual Property Rights, for purposes of this Agreement, shall be considered to be Owned IP and Company IP (such that the representations and warranties contained in Section 3.17(b) apply thereto);

                      (ii) the source code of any Company Software and the data associated therewith have not been licensed or otherwise provided to another person, have been treated as confidential (except to the extent contained in any issued patents or published patent applications that are listed in Section 3.17(a)(ii) of the Company Disclosure Schedule) and proprietary business information as to which the Company and its subsidiaries have taken all reasonable and customary steps to protect the same as Trade Secrets of the Company and its subsidiaries (and as such, the representations and warranties contained in Section 3.17(b) apply thereto);

                      (iii) none of the Software developed by or for the Company and its subsidiaries contains any Software that embodies, uses or is covered by Intellectual Property Rights of another person, except for Software that is not material and was obtained by the Company or a subsidiary from another person (A) who makes such Software generally available to all interested purchasers and end-users on standard commercial terms, and (B) that has licensed the Company or its subsidiaries to utilize such Software in the manner it has been and is being utilized; and

                      (iv) the Company or a subsidiary has appropriate licenses to use the Licensed Software in the manner in which it has been used and is currently being used by the Company and its subsidiaries.

               (d) Performance of Existing Software. Except as may be set forth in Section 3.17(d) of the Company Disclosure Schedule, all Software and products incorporating such Software that the Company has distributed to another person (including any alpha or beta versions that are currently being used by a third party for evaluation or testing purposes), that have been designed by the Company for commercial distribution, or that have been used by the Company in connection with the performance of data processing or other services, perform in all material respects, free of significant bugs or programming errors, each of the functions described in any published specifications, end-user documentation or other information provided to distributors or customers of the Company on which such distributors or customers relied when using, licensing or otherwise acquiring, distributing or reselling such Software or products.

               (e) Software Documentation. The Company and its subsidiaries have taken reasonable actions to document the Software and its operation, such that the Software, including the source code and documentation, have been written in a clear and professional manner so that they may be understood, modified and maintained in an efficient manner by reasonably competent programmers.

               (f) Licensed In Technology And Intellectual Property Rights And Agreements. Section 3.17(f) of the Company Disclosure Schedule contains a complete and accurate list of all agreements and arrangements directed to the license or use of the Licensed Software (except COTS Software) by the Company and its subsidiaries which are material to the Company (collectively, "LICENSED SOFTWARE AGREEMENTS"), and a complete and accurate list of all agreements and arrangements pertaining to any other technology, products, processes or services used, exercised, practiced or otherwise exploited by the Company and its subsidiaries with respect to which a person other than the Company owns the associated Intellectual Property Rights which are material to the Company (collectively, "OTHER LICENSED TECHNOLOGY") or any other Intellectual Property Rights owned by another person (collectively, together with Licensed Software Agreements, the "LICENSED TECHNOLOGY AGREEMENTS"). The Company has provided to Parent an executed copy of each Licensed Technology Agreement. Except as may be set forth in Section 3.17(f) of the Company Disclosure Schedule:

                      (i) to the Knowledge of the Company, the Licensed Technology Agreements together expressly confer on the Company and its subsidiaries valid and enforceable rights under or in respect of all of the Intellectual Property Rights that are not owned exclusively by the Company or a subsidiary, and have been or are used, exercised, practiced or otherwise exploited in or by the Company and its subsidiaries (including the development, copying, modification, manufacture, use, practice, sale, offer for sale, marketing, licensing or sublicensing, importing, distribution or any other exploitation of any Software or other products, processes, services or technology), or cover, or are used or embodied in, any Other Licensed Technology (collectively, the "LICENSED INTELLECTUAL PROPERTY RIGHTS"), and neither the Company nor any subsidiary has received any notice or claim (whether written, oral or otherwise) challenging the Company's or any subsidiary's right to use, exercise, practice or otherwise exploit such

        Licensed Intellectual Property Rights or Other Licensed Technology, nor to the Knowledge of the Company is there a reasonable basis for any such claim;

                      (ii) (A) there are no outstanding claims or, to the Knowledge of the Company, any threatened disputes or disagreements with respect to any of the Licensed Technology Agreements, and (B) neither the Company nor any subsidiary has taken any action (including exercising any rights in the Licensed Software, Other Licensed Technology or any other Licensed Intellectual Property Rights outside the scope of any license or rights granted to the Company and its subsidiaries) nor failed to take any action which could reasonably be expected to lead to a claim or charge of infringement or misappropriation, impair or cause the Company to lose its rights therein, or constitute a material breach of or result in termination of any of the Licensed Technology Agreements or any of the Licensed Intellectual Property Rights granted therein;

                      (iii) the expiration dates of all Licensed Technology Agreements and the ability of another person to terminate the same, if at all, unilaterally, without cause, are set forth in Schedule 3.17(f);

                      (iv) the rights licensed under each Licensed Technology Agreement shall be exercisable by the Surviving Corporation on and after the Closing to the same extent as by the Company and its subsidiaries prior to the Closing; and

                      (v) Section 3.17(f) of the Company Disclosure Schedule sets forth a complete and accurate list of any and all royalties, fees, honoraria or other payments that are currently payable or that in future may be payable by the Company and its subsidiaries to any person by reason of the ownership or the development, copying, modification, manufacture, use, practice, sale, offer for sale, marketing, licensing or sublicensing, distribution or other exploitation of the Software, the Other Licensed Technology or the Licensed Intellectual Property Rights.

               (g) Agreements Involving Distribution Or Other Rights Granted to Others in Respect of Software, Other Company Technology or Company IP. Section 3.17(g) of the Company Disclosure Schedule contains a complete and accurate list of all agreements and arrangements providing for the grant by the Company or any subsidiary to any person of (A) any right to use, prepare derivative works based on, support or maintain, distribute or otherwise commercially exploit any Software or to develop, manufacture, sell, offer to sell, market, use, practice, license or sublicense, import, export, distribute or otherwise exploit any other products, processes, services or technology of the Company and its subsidiaries (collectively, "OTHER COMPANY TECHNOLOGY") or (B) any other rights under the Company IP (in each case excluding any agreement or arrangements that relate solely to internal use licenses granted to end-users or the right of end-users to use products, other than Software, as sold), including any value-added reseller agreements, joint development or marketing agreements or strategic alliance agreements involving any Software, Other Company Technology or Company IP which is material to the Company (collectively, "EXPLOITATION

        AGREEMENTS"). Except as may be set forth in Section 3.17(g) of the Company Disclosure Schedule:

                      (i) there are no outstanding claims or, to the Knowledge of the Company, any threatened dispute or disagreement with respect to any of the Exploitation Agreements; and

                      (ii) Section 3.17(g) of the Company Disclosure Schedule sets forth a complete and accurate list of any and all royalties, fees, or other payments that are payable to the Company and its subsidiaries pursuant to each of the Exploitation Agreements.

               (h) Sufficiency of Owned and Licensed Intellectual Property. Except as set forth in Section 3.17(h) of the Company Disclosure Schedule, the Company IP and the Licensed Intellectual Property Rights: (A) constitute all of the Intellectual Property Rights necessary for the conduct of the businesses of the Company and its subsidiaries as presently conducted or, to the Knowledge of the Company, contemplated to be conducted; and (B) constitute all of the Intellectual Property Rights necessary to operate such businesses after the Closing in substantially the same manner as such businesses heretofore have been operated by the Company and its subsidiaries.

               (i) Infringement, Misappropriation And Rights of Other Parties. The Company and its subsidiaries are not, nor have they ever been, a party to any action or proceeding, nor, to the Knowledge of the Company, is or has any action or proceeding been threatened, that involves or involved a claim of infringement, misappropriation or other wrongful use or exploitation, either (i) by the Company or any subsidiary against any person or (ii) by any person against the Company or any subsidiary, pertaining to any Intellectual Property Rights of the Company and its subsidiaries or any other person (including any Company IP or any other Intellectual Property Rights used, exercised, practiced or exploited by the Company and its subsidiaries), nor, has any such claim been made (whether written oral or otherwise) or threatened or, to the Knowledge of the Company, is there any reasonable basis therefor. No Company IP or, to the Knowledge of the Company, other Licensed Intellectual Property Right (except pursuant to the terms of the Licensed Technology Agreement granting such right to Company and its subsidiaries), is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use, exercise, practice or other exploitation thereof by the Company and its subsidiaries, and, in the case of any Company IP licensed to any person, restricting the sale, transfer, assignment or licensing thereof by the Company or any subsidiary to any person. Except as may be set forth in Section 3.17(i) of the Company Disclosure Schedule, (A) to the Knowledge of the Company no person has infringed or misappropriated, or is infringing or misappropriating any Company IP; nor (B) does any of the Company IP or any of the products (including any Software), processes, services, technology or other materials (collectively "COMPANY PRODUCTS"), or, to the Knowledge of the Company, the Licensed Intellectual Property Rights or the subject matter thereof, developed, practiced, copied, modified (including the creation of derivatives), displayed, made, sold, offered for sale, marketed, used, leased, licensed or sublicensed, imported, exported or otherwise distributed or disposed of, or otherwise exercised or exploited by or for the Company and its subsidiaries, nor use of the Company Products by customers or distributors, nor the activities or operations of the Company and its subsidiaries infringe, misappropriate or otherwise conflict with or violate, or has any of them infringed, misappropriated, or otherwise conflicted with or violated, any Intellectual Property Right or other right of any person. The Company or a subsidiary has the exclusive right to bring actions against any person infringing or misappropriating any of the Company IP.

               (j) Confidentiality Agreements. Except as set forth in Section 3.17(j) of the Company Disclosure Schedule, all current and former employees, independent contractors and consultants of the Company and its subsidiaries have entered into confidentiality, invention assignment and proprietary information agreements with the Company or its subsidiaries in substantially the form provided to Parent. To the Knowledge of the Company, no employee, independent contractor or consultant of the Company and its subsidiaries is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or is subject to any other restriction that would interfere with the use of his or her best efforts to carry out his or her duties for the Company and its subsidiaries or to promote the interests of the Company and its subsidiaries or that would conflict with the businesses of the Company and its subsidiaries as presently conducted and proposed to be conducted. The carrying on of the businesses of the Company and its subsidiaries by the employees, independent contractors and consultants of the Company and its subsidiaries and the conduct of the businesses of the Company and its subsidiaries as presently conducted and proposed to be conducted, will not, to the Knowledge of the Company, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees, independent contractors or consultants of the Company and its subsidiaries is now obligated. Except as set forth in Section 3.17(j) of the Company Disclosure Schedule, to the Knowledge of the Company, it is not utilizing nor will it be necessary to utilize (A) any inventions of any independent contractors or consultants, or confidential information (including Trade Secrets) of another person to which any independent contractors or consultants have been exposed, and (B) any inventions of any employees of the Company and its subsidiaries made, or any confidential information (including Trade Secrets) of another person to which such employees were exposed, prior to their employment by the Company and its subsidiaries, in each case excluding any of the foregoing inventions or confidential information that have been duly assigned in writing to the Company or its subsidiaries or that are being utilized by the Company and its subsidiaries in accordance with the terms of a license granted to the Company or its subsidiaries in a written agreement. To the Knowledge of the Company, at no time during the conception of or reduction to practice of any of the Company IP was any developer, inventor or other contributor to such Intellectual Property Right operating under any grants from any Governmental Entity or private source, performing research sponsored by any Governmental Entity or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any other person that could adversely affect the rights of the Company and its subsidiaries in such Intellectual Property Right. Section 3.17(j) of the Company Disclosure Schedule lists each independent contractor, consultant, past employee or other person who participated in a material way in the creation or development of any material Company Software or any material Company IP, indicating that person's relationship with the Company and its subsidiaries at that time, and in the case of any past employee, the name of the current employer of such past employee, if Known. Without limiting the generality of the foregoing, Section 3.17(j) of the Company Disclosure Schedule specifically identifies each inventor named in any patent application filed by the Company (either individually or jointly with others) or assigned or exclusively licensed to the Company and its subsidiaries in whole or in part, and indicates whether such inventor is a current employee of the Company or a subsidiary and, if not a current employee of the Company or a subsidiary, (i) the relationship of such inventor to the Company or a subsidiary at the time the respective invention was made and the present relationship, if any, of such inventor with the Company and
(ii) if known, the employer and current position of such inventor with such employer.

               (k) Export Restrictions. Neither the Company nor any subsidiary has exported or transmitted Software, Company Trade Secrets or any other technical information, including any technical data, or the direct product of such data, to any country to which such export or transmission is restricted by any applicable U.S. regulation or statute, without first having obtained all necessary and appropriate United States or other Government Entity license(s) or permit(s).

               (l) Year 2000 Compliance. Except as set forth in Section 3.17(l) of the Company Disclosure Schedule:

                      (i) all Material Systems of the Company and its subsidiaries are, or have been remediated through modification, upgrade or replacement so that they are (A) able to receive, record, store, process, calculate, manipulate and output dates from and after January 1, 2000, time periods that include January 1, 2000 and information that is dependent on or relates to such dates or time periods, in the same manner and with the same accuracy, functionality, data integrity and performance as when dates or time periods prior to January 1, 2000 are involved, and (B) able to store and output date information in a manner that is unambiguous as to century ("YEAR 2000 COMPLIANT"). "MATERIAL SYSTEMS" means all internal computer systems, communications systems, embedded control or manufacturing systems and facilities infrastructure systems that are material to the business, financial and accounting controls and operations; and

                      (ii) to the Knowledge of the Company, the material suppliers and vendors of goods and services to the Company and its subsidiaries, to the extent supplied to the Company and its subsidiaries, have or are taking appropriate and timely steps to make their respective goods and services, including products (including software) Year 2000 Compliant.

               (m) Disabling Codes And Contaminants. The Company Products (including Software and components manufactured by the Company and incorporated therein) are free of any disabling codes or instructions (a "DISABLING CODE"), and any virus or other intentionally created, undocumented contaminant (a "CONTAMINANT"), that may, or may be used to, access, modify, delete, damage or disable Material Systems or that may result in damage thereto. To the Company's Knowledge, the components obtained from third person suppliers are, to the Knowledge of the Company, free of any Disabling Codes or Contaminants that may, or may be used to, access, modify, delete, damage or disable any of the Material Systems or that might result in damage thereto. The Company and its subsidiaries have taken reasonable steps and implemented reasonable procedures (based on standard industry practices) to ensure that its Material Systems are free from Disabling Codes and Contaminants. Except as may be set forth in Section 3.17(m) of the Company Disclosure Schedule, the Company and its subsidiaries have in place appropriate disaster recovery plans, procedures and facilities and has taken all reasonable steps to safeguard its Material Systems and restrict unauthorized access thereto.

               Section 3.18. Insurance. The Company maintains insurance policies (the "INSURANCE POLICIES") against all risks of a character and in such amounts as are customarily insured against by similarly situated companies in the same or similar businesses. Each material Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. Complete and accurate copies of all such material Insurance Policies have been delivered by the Company to Parent. None of the material Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. The Company has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company's Knowledge, indicated any intent to do so or not to renew any such policy. All material claims of which the Company has knowledge under the Insurance Policies have been filed in a timely fashion.

               Section 3.19. Certain Business Practices. None of the Company and its subsidiaries or, to the Knowledge of the Company, any directors, officers, agents or employees of the Company and its subsidiaries has used any funds of the Company or a subsidiary (i) for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) to make any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (iii) to make any other unlawful payment.

               Section 3.20. Books and Records. The minute books and other similar records of the Company and its subsidiaries contain true and complete records of all actions taken at any meetings of Stockholders, the boards of directors or any committees thereof and all written consents executed in lieu of the holding of any such meetings. A complete copy of such minute books and other similar records has been provided to Parent. Except as set forth in Section 3.20 of the Company Disclosure Schedule, the Company's share register and share transfer records are true, accurate and complete, and complete and accurate copies thereof have been delivered by the Company to Parent.

               Section 3.21. Suppliers and Customers. The documents and information supplied by the Company and its subsidiaries to Parent with respect to relationships and volumes of business done with significant suppliers and customers are accurate in all material respects. To the Company's Knowledge, there is no proposed or threatened termination of its business relationship with any significant supplier or customer.

               Section 3.22. [Reserved.]

               Section 3.23. Tax Treatment. Neither the Company nor any of its Affiliates has taken or agreed to take action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

               Section 3.24. Representations and Disclosure Complete. All documents and papers delivered to Parent, Acquisition and their representatives by the Company or its representatives in connection with this Agreement and the transactions contemplated hereby are true, complete, accurate and authentic in all material respects, and when taken together with the representations and warranties made by the Company in this Agreement, or any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement, do not contain or will not contain at the Closing any untrue statement of a material fact, nor omit nor will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF PARENT

               Parent and Acquisition hereby jointly and severally represent and warrant to the Company as follows:

               Section 4.1.  Organization.

               (a) Each of Parent and Acquisition is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation (to the extent such concept is recognized in such jurisdiction), and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Parent has heretofore made available to the Company accurate and complete copies of its organizational documents and By-laws and the Articles of Incorporation and By-laws of Acquisition, as currently in full force and effect.

               (b) Each of Parent and Acquisition is duly qualified or licensed to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed would not have a Material Adverse Effect on Parent.

               Section 4.2.  Capitalization of Parent and its Subsidiaries.

               (a) As of the date hereof, the authorized capital stock of Parent consists of (i) an unlimited number of shares of Parent Common Stock, of which, as of June 30, 2000, 2.920 billion shares were issued and outstanding, (ii) an unlimited number of Class A Preferred Shares issuable in series, without nominal or par value, of which, as of June 30, 2000, no shares were issued and outstanding, and (iii) an unlimited number of Class B Preferred Shares, issuable, in series, without nominal or par value, of which no shares were outstanding as of June 30, 2000. All of the outstanding shares of Parent Common Stock have been validly issued and are fully paid, nonassessable and free of preemptive rights (other than rights under Parent's shareholders rights plan).

               (b) The Parent Common Stock constitutes the only class of equity securities of Parent or any of its subsidiaries registered or required to be registered under the Exchange Act. All of the shares of Parent Common Stock issuable in exchange for the Preferred Shares and Common Shares in accordance with Article 2 will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights (other than rights under Parent's shareholders rights plan).

               Section 4.3. Authority Relative to this Agreement. Each of Parent and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement have been duly and validly authorized, and the consummation of the transactions contemplated hereby have been duly and validly authorized (subject to approval by the board of directors of Parent of the filing of the Registration Statement pursuant to Section 5.7, if required) by the boards of directors of Parent and Acquisition and by Parent as the sole stockholder of Acquisition, and no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition, and constitutes, assuming the due authorization, execution and delivery hereof by the Company, a valid, legal and binding agreement of each of Parent and Acquisition, enforceable against each of Parent and Acquisition in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

               Section 4.4. SEC Reports; Financial Statements. Parent or Nortel Networks Limited has filed all required forms, reports and documents ("PARENT SEC REPORTS") with the SEC since January 1, 2000. The Parent SEC Reports complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act. None of such Parent SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Parent SEC Report filed subsequently and prior to the date hereof. The audited consolidated financial statements of Parent included in the Parent SEC Reports fairly present in conformity in all material respects with Canadian generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto) and Regulation S-X of the SEC the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended. Parent has delivered to the Company accurate and complete copies of the Parent SEC Reports and exhibits thereto that have been specifically requested by the Company. Notwithstanding the foregoing, Parent shall not be deemed to be in breach of any of the representations or warranties in this Section 4.4 solely as a result of any changes to the Parent SEC Reports that Parent may make in response to comments received from the SEC on the Registration Statement.

               Section 4.5. Information Supplied. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in any disclosure document to be delivered to the Stockholders at the time of the meeting of Stockholders to be held in connection with the Merger, or action by written consent in lieu of such meeting, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Parent makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by the Company or the Stockholders that is contained in or omitted from any of the foregoing documents.

               Section 4.6. Consents and Approvals; No Violations. Except for filings, notices, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws (including the Fairness Hearing), Canadian provincial securities laws, the HSR Act and the Canada Business Corporations Act and any filings under similar merger notification laws or regulations of other foreign Governmental Entities or by the stock exchanges upon which any of Parent's securities are listed for trading and the filing of the Certificate of Merger as required by the DGCL and the Agreement of Merger as required by the CCC, no filing with or notice to, and no permit, authorization, consent or approval of any Governmental Entity is necessary for the execution and delivery by Parent or Acquisition of this Agreement or the consummation by Parent or Acquisition of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by Parent nor the consummation by Parent or Acquisition of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective organizational documents or By-laws of Parent or Certificate of Incorporation or By-laws (or similar governing documents) of Acquisition, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition is a party or by which any of them or any of their respective properties or assets are bound or (iii) violate any material order, writ, injunction,

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

decree, law, statute, rule or regulation applicable to Parent or Acquisition or any of Parent's other subsidiaries or any of their respective properties or assets.

               Section 4.7. Tax Treatment. None of Parent, Acquisition or any Affiliate of Parent or Acquisition has taken or agreed to take action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code. Each of the requirements contained in Treasury Regulations Sections 1.367(a)-3(c) will be met in order that each Stockholder's (other than a Stockholder that is a five-percent transferee shareholder within the meaning of Treasury Regulations Section 1.367(a)(3)(c)(5)(ii)) transfer of shares of Company Capital Stock pursuant to the Merger will not be subject to Section 367 of the Code.

               Section 4.8. No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Acquisition has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind or entered into any agreement or arrangement with any person.

               Section 4.9. Absence of Changes or Events. Except as set forth in the Parent SEC Reports, since January 1, 2000 through the date of this Agreement, Parent and its subsidiaries have not incurred any liability or obligation that has resulted or would reasonably likely be expected to result in a Material Adverse Effect on Parent, and there has not been any change in the business, financial condition or results of operations of Parent or any of its subsidiaries which has had, or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                                    ARTICLE 5

                                    COVENANTS

               Section 5.1. Conduct of Business of the Company. Except as contemplated by this Agreement or as described in Section 5.1 of the Company Disclosure Schedule, during the period from the date hereof to the Effective Time, the Company will and will cause its subsidiaries to conduct their respective operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, use commercially reasonable efforts to preserve intact its current business organization, keep available the service of their current officers and employees and preserve its relationships with customers, suppliers, distributors, lessors, creditors, employees, contractors and others having business dealings with them with the intention that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Except as otherwise expressly provided in this Agreement and except as described in Section 5.1 of the Company Disclosure Schedule, prior to the Effective Time, neither the Company nor its subsidiaries will, without the prior written consent of Parent:

               (a) amend its Articles of Incorporation or bylaws (or other similar governing instrument);

               (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other debt or equity securities or equity equivalents (including any stock options or stock appreciation rights) except for the issuance and sale of Common Shares pursuant to the exercise of Warrants and Options granted under the Company Plans prior to the date hereof; provided that the Company may continue to grant Reserved Options and New Options, from the date hereof through the second business day prior to the Closing Date at option exercise prices equal to the fair market value of the Common Shares on the date of grant, so long as the Company (i) notifies Parent prior to granting any New Options and obtains independent confirmation of such fair market value, and (ii) obtains Parent's consent prior to granting Reserved Options and independent confirmation of their fair market value;

               (c) split, combine or reclassify any shares of its Capital Stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its Capital Stock, make any other actual, constructive or deemed distribution in respect of its Capital Stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities, any Option or any other agreement, except as set forth in Section 5.1(c) of the Company Disclosure Schedule;

               (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Merger);

               (e) (i) incur or assume any long-term or short-term debt (including obligations under capital leases) or issue any debt securities, except for borrowings under existing lines of credit in the ordinary course of business, or modify or agree to any amendment of the terms of any of the foregoing, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (iii) make any loans, advances or capital contributions to or investments in any other person (other than customary loans or advances to employees in each case in the ordinary course of business consistent with past practice); (iv) pledge or otherwise encumber shares of Capital Stock of the Company or its subsidiaries or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien (other than any existing Lien) thereupon;

               (f) except as may be required by Applicable Law, enter into, adopt or amend or terminate any Benefit Plan or increase in any manner the compensation of any director, officer or employee or pay any benefit (other than New Options and Reserved Options in accordance with the terms of this Agreement) not required by a Benefit Plan or Employee Agreement as in effect as of the date hereof (including the granting of stock appreciation rights or performance units);

               (g) grant any severance or termination pay to any director, officer, employee or consultant, except payments made pursuant to Employee Agreements or Benefit Plans outstanding on the date hereof, the material terms of which are completely and correctly disclosed on Schedule 5.1(g) or as required by applicable federal, state or local law or regulations;

               (h) exercise its discretion or otherwise voluntarily accelerate the vesting of, or waive any condition of exercise of, any Option as a result of the Merger, any other change of control of the Company or otherwise;

               (i) (A) acquire, sell, lease, license, transfer or otherwise dispose of any material assets in any single transaction or series of related transactions that have a fair market value of more than $50,000 in the aggregate, (B) grant or enter into any exclusive license, distribution, marketing, sales or other agreement, (C) enter into a "development services" or other similar agreement or (D) sell, transfer or otherwise dispose of any Intellectual Property Assets;

               (j) except as may be required as a result of a change in law or in generally accepted accounting principles, materially change any of the accounting principles, practices or methods used by it;

               (k) revalue in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business;

               (l) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other entity or division thereof or any equity interest therein; (ii) enter into any contract or agreement that is not consistent with the ordinary course of business and involves in excess of $50,000 individually or $200,000 in the aggregate; (iii) amend, modify or waive any right under any Contract of the Company or its subsidiaries in any material manner that is adverse to the Company and its subsidiaries; (iv) modify its standard warranty terms for its products or amend or modify any product warranties in effect as of the date hereof in any material manner that is adverse to the Company and its subsidiaries; (v) authorize any additional or new capital expenditure or expenditures in excess of $50,000 in the aggregate in any calendar quarter; or (vi) except in the ordinary course of business, authorize any new or additional manufacturing capacity expenditure or expenditures for any manufacturing capacity contracts or arrangements;

               (m) make any material Tax election or settle or compromise any Tax liability or permit any material insurance policy naming it as a beneficiary or loss-payable to expire or to be canceled or terminated, unless a comparable insurance policy reasonably acceptable to Parent is obtained and in effect;

               (n) fail to file any Tax Returns when due (or, alternatively, fail to file for available extensions) or fail to cause such Tax Returns when filed to be complete and accurate in all respects;

               (o) fail to pay any Taxes or other material debts when due;

               (p) settle or compromise any pending or threatened suit, action or claim that (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which would involve more than $50,000 or that would otherwise be material to the Company and its subsidiaries or that relates to any Intellectual Property Right;

               (q) take any action or fail to take any action that could reasonably be expected to (i) limit the utilization of any of the net operating losses, built-in losses, tax credits or other similar items of the Company under
Section 382, 383, 384 or 1502 of the Code or the Treasury Regulations thereunder, or (ii) cause any transaction in which the Company was a party that was intended to be treated as a reorganization under Section 368(a) of the Code to fail to qualify as a reorganization under Section 368(a) of the Code; or

               (r) take or agree in writing or otherwise to take any of the actions described in Sections 5.1(a) through 5.1(q) or take any action that would make any of the representations or warranties of the Company contained in this Agreement (including the exhibits hereto) untrue or incorrect.

               Section 5.2.  Qualification of Shares Issuable in the Merger.

               (a) Promptly after the execution of this Agreement, Parent shall prepare and cause to be filed with the California Commissioner of Corporations (the "CALIFORNIA COMMISSIONER") a permit application under Section 25121 of the California Corporations Code, and a related information statement or other disclosure document (the "INFORMATION STATEMENT"), and shall request a hearing on the fairness of the terms and conditions of the Merger pursuant to Section 25142 of the CCC (the "FAIRNESS HEARING"). The parties to this Agreement shall use all commercially reasonable efforts to cause the California Commissioner to approve the fairness of the terms and conditions of the Merger at such a hearing; provided, however, that neither party shall be required to modify in any material way any of the terms and conditions in this Agreement. The Company shall provide and include in the Information Statement such information relating to the Company as may be required pursuant to the rules of the California Commissioner. The Information Statement shall include the unanimous recommendation of the board of directors of the Company in favor of the Merger. Parent shall pay all filing fees in connection with the Fairness Hearing.

               (b) In the event the Company and Parent are unable to obtain a permit following a Fairness Hearing without undue effort or expense, or the agreement to materially burdensome conditions, the Company and Parent agree to cooperate in the preparation and filing with the SEC of a registration statement on Form S-4 (including the proxy or information statement and other stockholder solicitation materials constituting a part thereof, (the "REGISTRATION STATEMENT"). The Company and Parent shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Registration Statement to the other party and advise the other party of any oral comments with respect to the Registration Statement received from the SEC. The Company and Parent agree to use all commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible, and the Company agrees to mail the prospectus/proxy statement included in the Registration Statement to Stockholders as promptly as practicable after the Registration Statement is declared effective. Parent also agrees to use all commercially reasonable efforts to obtain all necessary, state or "blue sky" permits and approvals required to carry out the transactions contemplated by the Agreement. The Company agrees to furnish to Parent all information concerning the Company, its officers, directors and Stockholders as reasonably may be requested in connection with the foregoing. Parent agrees to advise the Company promptly after Parent receives notice of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Parent Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

               (c) Parent will use commercially reasonable efforts to obtain, and will provide evidence reasonably satisfactory to the Company of, all necessary rulings or orders of Canadian securities or regulatory authorities exempting the distribution by Parent of Parent Common Stock and the resale of Parent Common Stock issued in connection with the Merger in Canada as contemplated by this Agreement from the registration and prospectus delivery requirements under applicable Canadian securities laws on terms reasonably satisfactory to Parent and the Company.

               (d) Within 30 days after the Closing Date, Parent will file a registration statement on Form S-8, or an amendment to an existing registration statement on Form S-8, that will include Options assumed by Parent and shares of Parent Common Stock issuable upon exercise thereof.

               Section 5.3. No Solicitation or Negotiation. The Company, its Affiliates and their respective officers and other employees with managerial responsibilities, directors, representatives (including any financial advisor or any other investment banker and any attorneys and accountants) and agents shall immediately cease any discussions or negotiations with any parties with respect to any Third Party Acquisition. The Company promptly shall request each person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company (whether by merger, acquisition of stock or assets or otherwise), to return all confidential information heretofore furnished to such person by or on behalf of the Company. Neither the Company nor any of its Affiliates shall, nor shall the Company authorize or permit any of its or their respective officers, directors, employees, representatives or agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any non-public information to any person or group (other than Parent and Acquisition or any designees of Parent and Acquisition) concerning any Third Party Acquisition. The Company shall promptly (and in any event within one business day after becoming aware thereof) (i) notify Parent in the event it receives any proposal or inquiry concerning a Third Party Acquisition, including the terms and conditions thereof and the identity of the party submitting such proposal, and any request for confidential information that is requested in connection with a potential Third Party Acquisition, (ii) provide a copy of any written agreements, proposals or other materials the Company receives from any such person or group (or its representatives) and (iii) advise Parent from time to time of the status thereof and promptly following any material developments of which the Company has knowledge. The Board of Directors of the Company shall not withdraw or modify its recommendation of the transactions contemplated hereby or approve or recommend, or cause or permit the Company to enter into any agreement or obligation with respect to, any Third Party Acquisition. The Company shall not request acceleration of its currently pending registration statement on Form S-1, circulate preliminary prospectuses contained in such registration statement, nor permit such registration statement to be declared effective. On the Closing Date, the Company shall withdraw its currently pending registration statement.

               Section 5.4.  Meeting of Stockholders.

               (a) Meeting of Stockholders. The Company shall take all actions necessary in accordance with the CCC and its Articles of Incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its Stockholders as promptly as practicable following the receipt of a permit under
Section 25121 of the CCC from the California Commissioner or the effectiveness of the Registration Statement to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby (the "MEETING") or solicit its Stockholders' written consent as promptly as practicable to consider and vote upon or consent to the adoption and approval of this Agreement and the transactions contemplated hereby. The Stockholder vote required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the CCC and the Company's Articles of Incorporation and bylaws. The Information Statement shall include the unanimous recommendation of the Company Board in favor of the Merger and this Agreement.

               Section 5.5. Stock Exchange Listings. Parent shall use all reasonable commercial efforts to cause the shares of Parent Common Stock to be issued in the Merger to be conditionally approved for listing on the New York Stock Exchange and the Toronto Stock Exchange, subject to official notice of issuance, prior to the Effective Time.

               Section 5.6.  Access to Information.

               (a) Between the date hereof and the Effective Time, the Company will give Parent and its authorized representatives reasonable access during normal business hours to all employees, plants, offices, warehouses and other facilities, to all books and records and all personnel files of current or former employees of the Company and its subsidiaries as Parent may reasonably require, and will cause its officers to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as Parent may from time to time reasonably request. All such information shall be subject to the terms and provisions of the Non-Disclosure Agreement. Without limiting any of Parent's other confidentiality obligations, Parent shall maintain all information contained in the personnel files of the Company and its subsidiaries in strictest confidence, will not use such information in violation of any Applicable Laws, and except as required by Applicable Laws, shall not, without the prior written consent of the Company, disclose such information to any third party other than Parent's attorneys, advisors and consultants engaged in connection with the transactions contemplated by this Agreement.

               (b) Between the date hereof and the Effective Time, the Company shall furnish to Parent (i) within two business days following preparation thereof (and in any event within 20 business days after the end of each month) an unaudited balance sheet as of the end of such month and the related statements of earnings, stockholders' equity (deficit) and cash flows for the month then ended, and (ii) within two business days following preparation thereof (and in any event within 90 calendar days after the end of each fiscal year) an audited balance sheet as of the end of such year and the related statements of earnings, stockholders' equity (deficit) and cash flows, all of such financial statements referred to in clauses (i) and (ii) prepared in accordance with generally accepted accounting principles in conformity with the practices consistently applied by the Company with respect to such financial statements. All of the foregoing shall be in accordance with the books and records of the Company and shall fairly present its financial position (taking into account the differences between the monthly, quarterly and annual financial statements prepared by the Company in conformity with its past practices) as of the last day of the period then ended.

               (c) Parent shall, within 10 business days following the date of the filing with the SEC, furnish to the Company a complete and correct copy of any Parent SEC Report filed with the SEC after the date hereof.

               (d) Each of the parties hereto will hold, and will cause its consultants and advisers to hold, in confidence all documents and information furnished to it by or on behalf of another party to this Agreement in connection with the transactions contemplated by this Agreement pursuant to the terms of the Non-Disclosure Agreement.

               Section 5.7.  Certain Filings; Reasonable Efforts.

               (a) Subject to the terms and conditions herein provided, each of the parties hereto will use all reasonable efforts and due diligence to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts and due diligence to do the following: (i) cooperate in the preparation and filing of an application for qualification by permit from the California Commissioner or the Registration Statement and any amendments thereto, any filings that may be required under the HSR Act, the Competition Act (Canada) and any filings under similar merger notification laws or regulations of foreign Governmental Entities; (ii) obtain consents of all third parties and Governmental Entities necessary, proper, advisable or reasonably requested by Parent or the Company, for the consummation of the transactions contemplated by this Agreement; (iii) contest any legal proceeding relating to the Merger; and
(iv) execute any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Parent and Acquisition agree to use all reasonable efforts to cause the Effective Time to occur as soon as reasonably practicable after the conditions set forth in Article 6 have been satisfied or waived. The

Company agrees to use all reasonable efforts to encourage employees of the Company and its subsidiaries to continue their employment with the Surviving Corporation. If at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement the proper officers and directors of each party hereto shall take all such necessary action.

               (b) Parent and the Company will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, letters, white papers, memoranda, briefs, arguments, opinions or proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act, the Competition Act (Canada) or any other foreign, federal or state antitrust, competition or fair trade law. In this regard, each party hereto shall promptly inform the other of any material communication between such party and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the SEC or any other federal, foreign or state antitrust or competition Governmental Entity regarding the transactions contemplated hereby. Nothing in this Agreement, however, shall require or be construed to require any party hereto to sell or divest any assets or business or to restrict any business operations in order to obtain the consent or successful termination of any review of any such Governmental Entity regarding the transactions contemplated hereby.

               Section 5.8. Public Announcements. The Company shall not issue any press release or otherwise make any public statements (including any written statement circulated to employees, customers or other third parties) with respect to the transactions contemplated by this Agreement, including the Merger, without the prior written consent of Parent, which consent will not be unreasonably withheld. Parent will provide a copy of any press release proposed to be issued within a reasonable time prior to such issuance and consult with the Company prior to issuing any press release with respect to the transactions contemplated by this Agreement.

               Section 5.9. Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or would be likely to cause any representation or warranty contained in this Agreement by such first party to be untrue or inaccurate such that the conditions in Section 6.2 or 6.3 would not be satisfied at or prior to the Effective Time and (ii) any material failure by such first party to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

               Section 5.10. Affiliates; Tax-Free Reorganization; Restructuring.

               (a) The Company shall obtain from all Company Affiliates listed in Section 5.10 of the Company Disclosure Schedule and from any person who may be deemed to have become a Company Affiliate, after the date of this Agreement and on or prior to the

Effective Time, an executed letter agreement substantially in the form of Exhibit D as soon as practicable.

               (b) The Company, on the one hand, and Parent and Acquisition, on the other hand, shall execute and deliver to legal counsel to Parent and the Company certificates, with a copy to the other party hereto, at such time or times as reasonably requested by such legal counsel in connection with its delivery of legal opinions with respect to the transactions contemplated hereby. Prior to the Effective Time, none of the Company, Parent or Acquisition shall take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action that would cause to be untrue) any of the representations in such certificates.

               (c) Parent, Acquisition and the Company shall each use its best efforts to cause the Merger to qualify, and shall not take any actions prior to the Closing Date that could prevent the Merger from qualifying, as a tax-free reorganization under Section 368(a) of the Code. Parent and Acquisition covenant and agree not to (i) take any action (or to cause the Surviving Corporation or any Affiliate of Parent or Acquisition to take any action), and (ii) fail to take any action (or to cause the Surviving Corporation or any Affiliates of Parent or Acquisition not to fail to take any action), which if taken or not taken after the Closing Date, as the case may be (excluding in each case any action or failure to take any action that is contemplated by this Agreement), reasonably could be anticipated to cause the transactions contemplated by this Agreement to fail to qualify as a tax-free reorganization under the provisions of Section 368(a) of the Code. In the event that the parties mutually agree that the reverse subsidiary merger structure poses tax risks, the parties will use their best efforts to restructure the Merger as a forward subsidiary merger as described in Section 368 (a) of the Code.

               (d) In the event that the parties mutually agree that reincorporating the Company in Delaware prior to the Effective Date would be beneficial, the parties will use their best efforts to effect such reincorporation.

               Section 5.11. Additions to and Modification of Company Disclosure Schedule. Concurrently with the execution and delivery of this Agreement, the Company has delivered a Company Disclosure Schedule that includes all of the information required by the relevant provisions of this Agreement. In addition, the Company shall deliver to Parent and Acquisition such additions to or modifications of any Sections of the Company Disclosure Schedule necessary to make the information set forth therein true, accurate and complete in all material respects as soon as practicable after such information is available to the Company after the date of execution and delivery of this Agreement; provided, however, that (i) such disclosure shall not be deemed to constitute an exception to its representations and warranties under Article 3, unless Parent so consents in writing, nor limit the rights and remedies of Parent under this Agreement for any breach by the Company of such representation and warranties and (ii) failure to comply with the disclosure obligations required hereunder shall not be deemed to constitute a failure of the conditions set forth in
Section 6.2(b) or 6.3(b) unless the information to be disclosed would constitute a breach of representations or warranties that would cause a failure of the conditions set forth in Section 6.2(a) or 6.3(a) as the case may be.

               Section 5.12. Access to Company Employees. The Company will provide Parent with reasonable access to employees of the Company and its subsidiaries during normal working hours following the date of this Agreement to provide information to such employees about Parent and their continued employment. All communications by Parent with employees of the Company and its subsidiaries shall be conducted in a manner that does not disrupt or interfere with the Company's efficient and orderly operation of its business.

               Section 5.13. Company Compensation and Benefit Plans. The Company will take all actions necessary to amend, merge, freeze or terminate any and /or all Benefit Plans, effective at or immediately prior to the Closing Date, as requested in writing by Parent.

               Section 5.14. Non-Competition and Non-Solicitation Agreements. The Company shall use commercially reasonable efforts (which shall not be deemed to require the payment of any additional consideration) to (i) cause each of the employees listed on Section 5.14 of the Company Disclosure Schedule (each, a "KEY EMPLOYEE") to remain as an employee of the Company or a subsidiary until the Effective Time and to execute and deliver to the Company and Parent at or prior to the Closing a Non-Competition Agreement in the form attached hereto as Exhibit E (each, a "KEY EMPLOYEE AGREEMENT"), (ii) cause all other employees of the Company and its subsidiaries to execute and deliver to the Company and Parent at or prior to the Closing an Employee Stockholder Agreement in the form attached hereto as Exhibit F (each, an "EMPLOYEE STOCKHOLDER AGREEMENT") and
(iii) cause such employees of the Company and its subsidiaries as Parent and Company mutually agree to execute and deliver to the Company and Parent at or prior to the Closing either a Supplemental Employee Agreement in the form attached hereto as Exhibit J (a "SUPPLEMENTAL EMPLOYEE AGREEMENT") or a Supplemental Employee Non-Solicitation Agreement in the form attached hereto as Exhibit K (a "SUPPLEMENTAL EMPLOYEE NON-SOLICITATION AGREEMENT"). The Key Employee Agreements shall provide, among other things, for an amendment to existing agreements to the effect that at least two years of vesting will remain for each Key Employee after the Effective Time.

               Section 5.15. Voting Agreement. The Company shall deliver, concurrent with the execution of this Agreement, the Irrevocable Proxy, Waiver and Voting Agreement in the form attached hereto as Exhibit A, which shall have been executed by each Affiliate of the Company (which for this purpose shall include each officer, director and holder of more than 10% of the Preferred Shares or Common Shares, excluding Alcatel Alsthorn S.A.).

               Section 5.16. Recomputation. The Company acknowledges that the computation of the Closing Dollar Amount depends upon the accuracy of the representations and warranties set forth in Section 3.2. In the event that any of the information set forth in Section 3.2 proves to be inaccurate, the Company and Parent will consider re-computing the Closing Dollar Amount to reflect the corrected information. The provisions of this Section 5.16 shall not limit or impair Parent's rights under Section 6.3(b).

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               Section 5.17. Termination of Certain Agreements. On or prior to the Effective Time, the Company shall terminate the agreements set forth in
Section 5.17 of Company Disclosure Schedules.

               Section 5.18. Exercise of Warrants. The Company shall use commercially reasonable efforts to ensure that each of the Warrants have been exercised prior to the Closing. The Company acknowledges that Parent shall have no obligation to register shares of Parent Common Stock issuable upon exercise of any Warrants that are not exercised prior to the Effective Time. On or prior to the Effective Date, the Company shall enter into an agreement (in a form reasonably satisfactory to the Parent) with any Warrantholder pursuant to which such Warrantholder waives any registration rights contained in such Warrant or in any related agreement.

               Section 5.19. Indemnification Agreements. After the Effective Time, Parent and Surviving Corporation will, to the extent permitted by law, fulfill and honor in all material respects the obligations of the Company pursuant to indemnification agreements with the Company's officers, directors and key employees in existence at the Effective Time. Such indemnification agreements have been made available to Parent.

               Section 5.20. Employee Benefit Plans and Benefit Arrangements. It is the intention of the parties that employees of the Company or its subsidiaries shall receive credit for past service with the Company or any of its subsidiaries for eligibility and vesting purposes with respect to any employee benefit plans, programs or practices of Parent in which such employees are eligible to participate after the Closing Date; provided that such credit shall be provided only to the extent that such past service was recognized under the Benefit Plans of the Company in effect immediately prior to the Closing Date. Notwithstanding the foregoing, prior service credit will not be provided under any employee benefit plans and programs or practices of the Parent which are equity-based plans and programs, including the Company Plans; provided that the parties acknowledge that the terms of any Options assumed by Parent shall be treated as provided in Section 2.6 hereof.

               Section 5.21. Amendment of Terms of Series A Preferred Shares. The Company shall use commercially reasonable efforts to seek requisite stockholder approval for the amendment of the terms of the Series A Preferred Shares to provide that the holders of the Series A Preferred Shares will receive Parent Common Stock in the Merger in a manner reasonably acceptable to Parent and shall make such filings with the Secretary of State of the State of California as are necessary to effect such amendment by such time as Parent may reasonably request (the "SERIES A AMENDMENT").

                                    ARTICLE 6

                    CONDITIONS TO CONSUMMATION OF THE MERGER

               Section 6.1. Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

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

               (a) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired;

               (b) any governmental or regulatory notices, approvals or other requirements necessary to consummate the transactions contemplated hereby and to conduct the business after the Effective Time in all material respects as it was conducted prior thereto (other than under the HSR Act) shall have been given, obtained or complied with, as applicable;

               (c) there shall be no action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, against either party or any of their respective properties that questions the validity of this Agreement or the transactions contemplated hereby; and

               (d) either (x) the California Commissioner shall have issued a permit under Section 25121 of the California Corporations Code (following a hearing upon the fairness of the terms and conditions of the Merger, conducted pursuant to Section 25142 of the California Corporations Code) for the issuance of the Parent Common Stock to be issued in the Merger, and all applicable requirements of Section 3(a)(10) of the Securities Act shall have been satisfied or (y) the Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and be in effect, and no proceedings for that purpose shall have been initiated or threatened by the SEC and not concluded or withdrawn.

               Section 6.2. Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

               (a) The representations and warranties of Parent and Acquisition contained in this Agreement shall be true and correct at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct as of such earlier date) and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect, executed by an executive officer of Parent and Acquisition.

               (b) Each of the covenants and obligations of Parent and Acquisition to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed at or before the Effective Time and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect, executed by an executive officer of Parent and Acquisition.

               (c) Parent and Acquisition shall have received in writing and in form and substance reasonably acceptable to the Company all material consents, approvals and waivers with respect to the consummation of the transactions contemplated by this Agreement as required by any other third party or governmental agency (including all Canadian securities or regulatory exemptions which shall have been received in writing, if available, or shall have been verified by means customary to Parent) with respect to the consummation of the transactions contemplated by this Agreement.

               (d) The shares of Parent Common Stock issuable to the Stockholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been approved for listing on the New York Stock Exchange, upon official notice of issuance.

               (e) The Company shall have received the opinion of Stradling Yocca Carlson & Rauth, P.C. to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code, and (ii) each of Parent, Acquisition and the Company will be treated as a corporation that is a party to the reorganization within the meaning of Section 368(b) of the Code, and such opinion shall not have been withdrawn or modified in any material respect. In rendering such opinion, tax counsel may rely on the representations set forth in the certificates provided pursuant to Section 5.10 and such other representations as such tax counsel reasonably deems appropriate.

               (f) The Company shall have received the opinion of legal counsel to Parent as to the matters set forth in Exhibit G.

               Section 6.3. Conditions to the Obligations of Parent and Acquisition. The respective obligations of Parent and Acquisition to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

               (a) This Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company.

               (b) The representations and warranties of the Company contained in this Agreement shall be true and correct at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct as of such earlier date) and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect, executed by the President and Chief Executive Officer of the Company.

               (c) Each of the covenants and obligations of the Company to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed at or before the Effective Time and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect, executed by an executive officer of the Company.

               (d) Parent shall have received from each Affiliate of the Company an executed copy of the letter attached hereto as Exhibit D.

               (e) The Company shall have received, in writing and in form and substance reasonably acceptable to Parent and Acquisition (i) the consents, approvals and waivers with respect to the consummation of the transactions contemplated by this Agreement indicated or required to be indicated on the Company Disclosure Schedules and
(ii) all necessary consents, approvals and waivers as required by any other third party or governmental agency with respect to the consummation of the transactions contemplated by this Agreement.

               (f) The Company shall have effected the Series A Amendment on terms reasonably acceptable to Parent.

               (g) Parent shall have received the opinion of Gibson, Dunn & Crutcher LLP to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) each of Parent, Acquisition and the Company will be treated as a corporation that is a party to the reorganization within the meaning of
Section 368(b) of the Code, and such opinion shall not have been withdrawn or modified in any material respect. In rendering such opinion, such tax counsel may rely on the representations set forth in the certificates provided pursuant to Section 5.10 and such other representations as such counsel reasonably deems appropriate.

               (h) Parent shall have received the opinion of Stradling Yocca Carlson & Rauth, P.C., legal counsel to the Company, as to the matters set forth in Exhibit H.

               (i) The Company, each of the Stockholders and Optionholders, the Representative, Parent, Acquisition and the Escrow Agent shall have executed and delivered the Escrow Agreement or otherwise become bound by its terms to Parent's reasonable satisfaction.

               (j) No Stockholders of the Company representing, in the aggregate, more than 17% of the aggregate voting power of the capital stock of the Company (whether in Preferred Shares or Common Shares or any combination thereof) shall have exercised or be eligible to exercise appraisal rights in connection with the Merger, provided, however, that Parent may waive this condition if it receives the opinion of tax counsel referred to in Section 6.3(g).

               (k) Each Key Employee shall have entered into the Key Employee Agreement substantially in the form attached as Exhibit E. At least 90% of all employees, other than the Key Employees, will have entered into the Employee Stockholder Agreement substantially in the form attached as Exhibit F.

               (l) Between the date hereof and the Closing, there shall have occurred no event or circumstance having a Material Adverse Effect on the Company.

               (m) The Company shall have provided evidence reasonably satisfactory to Parent of the termination of the agreements set forth in Section
5.17 of the Company Disclosure Schedule.

               Section 6.4. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to Parent and Parent's legal counsel on the one hand and the Company and Company's legal counsel on the other hand, and Parent and the Company will have received all such counterpart originals and certified or other copies of such documents as they may reasonably request, including certified copies of charter documents, corporate resolutions, and good standing advice.

                                    ARTICLE 7

                         TERMINATION; AMENDMENT; WAIVER

               Section 7.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after approval and adoption of this Agreement by the Stockholders:

               (a) by mutual written consent of Parent and the Company;

               (b) by Parent or the Company if:

                      (i) any court of competent jurisdiction in the United States or Canada or other United States federal or state or Canadian federal or provincial Governmental Entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable;

                      (ii) the Merger has not been consummated by December 31, 2000 other than on account of a delay relating to any regulatory approvals specifically related to the Merger, including the approvals contemplated by Section 6.1, which the parties reasonably believe will be obtained within a reasonable period of time but in any event no later than March 31, 2001; provided that neither party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Effective Time shall not have occurred on or before said date.

               (c) by the Company if:

                      (i) there shall have been a breach of any representations or warranties set forth in this Agreement on the part of Parent or if any representations or warranties of Parent shall have become untrue, such that the conditions set forth in Section 6.2(a) would be incapable of being satisfied by December 31, 2000, provided that the Company has not breached any of its obligations hereunder; or

                      (ii) there shall have been a breach by Parent of any of its covenants or agreements hereunder having a Material Adverse Effect on Parent or materially adversely affecting (or materially delaying) the ability of Parent, Acquisition or the Company to consummate the Merger, and Parent has not cured such breach within ten business days after notice by the Company thereof, provided that the Company has not breached any of its obligations hereunder in any material respect; or

               (d)    by Parent if:

                      (i) there shall have been a breach of any representations or warranties set forth in this Agreement on the part of the Company or if any representations or warranties of the Company shall have become untrue, such that the conditions set forth in Section 6.3(a) and 6.3(b) would be incapable of being satisfied by December 31, 2000, provided that Parent has not breached any of its obligations hereunder; or

                      (ii) there shall have been a breach by the Company of one or more of its covenants or agreements hereunder having a Material Adverse Effect on the Company (or, in the case of Section 6.3, any material breach thereof) or materially adversely affecting (or materially delaying) the ability of Parent, Acquisition or the Company to consummate the Merger, and the Company has not cured such breach within ten business days after notice by Parent thereof.

               Section 7.2. Effect of Termination. Subject to the immediately succeeding sentence, in the event of the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its Affiliates, directors, officers or stockholders other than liability arising for a breach of this Agreement. Nothing contained in this Section 7.2 shall relieve any party from liability for any breach of this Agreement prior to such termination.

               Section 7.3. Fees and Expenses. If the Merger is consummated, Parent shall pay (or cause to be paid) or Company may pay out of cash on hand, legal, accounting and investment banking fees and expenses incurred by the Company in connection with the transactions contemplated hereby (whether before or after the date hereof or the Effective Time) up to $250,000 in the aggregate. Subject to Section 4.2 of the Escrow Agreement, any expenses in excess of $250,000 will be reimbursed through the claim procedure under the Escrow Agreement (without application of any deductible). Except as specifically provided in this Section 7.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

               Section 7.4. Amendment. This Agreement may be amended by action taken by the Company and Parent at any time before or after approval of the Merger by the Stockholders of the Company, but after any such approval no amendment shall be made that requires the approval of such Stockholders under Applicable Law without such approval. This Agreement may be amended only by an instrument in writing signed on behalf of the parties hereto.

               Section 7.5. Extension; Waiver. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights. Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

                                    ARTICLE 8

                                 INDEMNIFICATION

               Section 8.1. Indemnification by the Stockholders. The terms and conditions pursuant to which the Stockholders, Optionholders and Warrantholder shall be obligated to indemnify Parent, Acquisition or their respective Affiliates are as set forth in the Escrow Agreement. After the Closing, the sole and exclusive remedy of Parent and Acquisition with respect to any matter arising out of, under or relating to this Agreement shall be to make an Indemnity Claim as defined in and as set forth in the Escrow Agreement.

                                    ARTICLE 9

                                  MISCELLANEOUS

               Section 9.1. Survival of Representations and Warranties. The representations and warranties made herein shall survive beyond the Effective Time for a period of 12 months, except that the representations and warranties set forth in Section 3.16 shall survive until the expiration of the applicable statute of limitations (including any extensions thereof). The covenants contained herein shall survive for the applicable period of the statute of limitations with respect thereto.

               Section 9.2. Entire Agreement; Assignment. This Agreement (including the Company Disclosure Schedule), the Non-Disclosure Agreement and the Escrow Agreement (i) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior and contemporaneous agreements and understandings both written and oral between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise; provided, however, that Acquisition may assign any or all of its rights and obligations under this Agreement to any wholly-owned subsidiary of Parent, but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations.

               Section 9.3. Validity. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

               Section 9.4. Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of telecopier, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (iii) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted:

               if to Parent or Acquisition: Nortel Networks Inc.
                                            2221 Lakeside Blvd.
                                            MS: 991-16-B40
                                            Richardson, TX 75082
                                            Telecopier:  (972) 685-3638
                                            Attention:  Craig Johnson

                                       and

                                            Nortel Networks Corporation
                                            8200 Dixie Road, Suite 100
                                            Brampton, ON, Canada L6T 5P6
                                            Telecopier: (905) 863-8386
                                            Attention:  Corporate Secretary

               with a copy to:              Gibson, Dunn & Crutcher LLP
                                            1530 Page Mill Road
                                            Palo Alto, California 94304
                                            Telecopier:  (650) 849-5333
                                            Attention:  Lawrence Calof

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


          if to the Company to:    Sonoma Systems
                                   4640 Admiralty Way, Suite 600
                                   Marina del Rey, California 90292
                                   Telecopier:  (310) 305-2510
                                   Attention:  Gregory W. Koss and Steven Waszak
                                     Chief Executive Officer and
                                     Chief Financial Officer

          with a copy to:          Stradling Yocca Carlson & Rauth, P.C.
                                   660 Newport Center Drive, Suite 1600
                                   Newport Beach, California 92660
                                   Telecopier:  (949) 725-4100
                                   Attention:  K.C. Schaaf and Michael E. Flynn

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

               Section 9.5. Governing Law and Venue; Waiver of Jury Trial. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware without regard to the conflict of law principles thereof. Except as specifically set forth in Exhibit I hereto, the parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.4 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

               (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE,

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

AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

               Section 9.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

               Section 9.7. Parties in Interest. This Agreement and the Escrow Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as expressly provided herein, nothing in this Agreement or the Escrow Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement or the Escrow Agreement nor shall any such person be entitled to assert any claim hereunder. In no event shall this Agreement or the Escrow Agreement constitute a third party beneficiary contract.

               Section 9.8. Participation in Drafting. The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that that party drafted the provision or caused it to be drafted.

               Section 9.9. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity; provided, however, that if a party hereto is entitled to receive any payment or reimbursement of expenses pursuant to Section 7.3 it shall not be entitled to specific performance to compel the consummation of the Merger.

               Section 9.10. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

               Section 9.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

               Section 9.12. Exception with Respect to Certain Knowledge and Materiality Qualifiers. Notwithstanding anything to the contrary contained in this Agreement, all qualifications to the Company's representations and warranties "to the Company's Knowledge" in Sections 3.2, 3.16 and 3.17, and to "materiality" or "Material Adverse Effect" in Sections 3.13(d), 3.13(e) and 3.16, and any correlatives thereof, and any exceptions to the representations and warranties contained in Sections 3.2, 3.13(d), 3.13(e), 3.16 and 3.17 of the Company Disclosure Schedule shall be disregarded solely for the purposes set forth in Sections 4.1 and 4.2 of the Escrow Agreement. References in this paragraph to Section 3.17 shall mean those portions of Section 3.17 that relate to ownership, title and enforceability of the Company IP or infringement or misappropriation of a third party's intellectual property rights by the Company or any of its subsidiaries.

               Section 9.13. Dollar Amounts. All references in this Agreement to dollars or $ shall mean U.S. dollars.


            [the remainder of this page is intentionally left blank]

               IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.


                                            NORTEL NETWORKS CORPORATION


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            NNC RUSSIAN ACQUISITION CORPORATION


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:    President



                                            SONOMA SYSTEMS


                                            By:
                                               ---------------------------------
                                               Name:  Gregory W. Koss,
                                               Title:    Chief Executive Officer




                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]